Exhibit 10.28

BASIC LEASE INFORMATION

CANYON PARK TECHNOLOGY CENTER

OFFICE BUILDING LEASE AGREEMENT

“Lease Date”:	as of June 11, 2014

“Tenant”:	Vivint Solar, Inc.

“Address of Tenant”:	4931 North 300 West
Provo, Utah 84604

“Address of Premises”:	505 East Timpanogos Circle
Building G
Orem, Utah 84097

1303 North Research Way
Building K
Orem, Utah 84097

“Contact”:	Paul Dickson

“Telephone”:	512-744-5402

“FAX/e-mail”:	pdickson@vivintsolar.com

“Landlord”:	TCU – Canyon Park, LLC, a Utah limited liability company

“Address of Landlord”:	Canyon Park Management Company
1501 North Technology Way
Orem, Utah 84097
Contact: Allen Finlinson
President
Telephone: (801) 404-5099

“Landlord’s Counsel”:	Attn: Monte Deere
Bennett Tueller Johnson & Deere
3165 East Millrock Drive
Suite 500
Salt Lake City, Utah 84121-5027

“Adjusted Rental”:	“The sum of the annual Basic Rental and the annual Excess Operating Expenses and Excess Taxes.

“Base Year”:	2014 Calendar Year

“Basic Rental”:	The Basic Rental through the Term of the Lease shall be as follows:

Building G

Lease Period:	Annual:	Monthly:
Year One	$791,630.00	$65,969.17
Year Two	$814,248.00	$67,854.00
Year Three	$836,866.00	$69,738.83

Building K

Lease Period:	Annual:	Monthly:
Year One	$727,008.00	$60,584.00
Year Two	$749,727.00	$62,477.25
Year Three	$772,446.00	$64,370.50

The first month’s rent and security deposit shall be due upon execution of the Lease. The Security Deposit shall be equal to the last month’s rent.

“Brokers/Agencies”:	Prudential (Eric Woodley) represents the Tenant, and Landlord is represented by Coldwell Banker (James Bullington). Landlord shall pay a leasing commission of six percent (6%) of the gross Lease. The leasing commissions will be split between Coldwell Banker and Coldwell Banker under separate agreement within 30 days of Tenant’s occupancy of the Premises. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder’s fees or similar payments in connection with this Lease, other than as provided above.

“Building”:	The Building located in the Park known as “Canyon Park Technology Center” (“CPTC”) and designated as Building G and K on the site plan of the Park attached hereto as Exhibit A.

“Full Service Lease”:	Standard building services as set forth herein shall be provided from 7:00 a.m. to 7:00 p.m., Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday, excluding Holidays. After hours heating, ventilating and air conditioning (HVAC) and electrical service shall be charged at the rate of $25.00 per hour per pod with Tenant providing an honest report of after-hours usage to the Landlord upon request. If Tenant requests after hours services requiring service personnel, Tenant will be charged for the cost of such service plus an additional charge of 15% of such cost to cover overhead. Landlord shall pay all real property taxes, assessments, building maintenance costs, electricity and other utilities, janitorial service and the cost to maintain the roof, parking areas, HVAC and other building systems, and all common areas of the building, except to the extent that such costs exceed the costs associated with the above items for the Base Year. Tenant shall pay telephone and technology related expenses for the use of the Premises. In addition, Tenant shall have free access to the dark fiber currently connecting the two buildings at no additional charge provided that Tenant’s use of the dark fiber does not impair its functionality or the functionality of the remaining “fiber runs” within the Park.

“Commencement Date”:	The Commencement Date for each Building Premises are as follows:

Building G Commencement Date: The latest to occur of the following events: (a) the date of substantial completion of the Landlord Work (as defined in the Work Letter Agreement), or (b) the date Tenant is able to occupy the Premises and conduct its business operations. Subject to any delays attributable, directly or indirectly, to Tenant or its officers, employees, contractors, subcontractors, or other agents, Landlord shall complete the Landlord Work on or before the date that is thirty (30) days from the signing of this Lease. In the event the Landlord Improvements are not completed within such thirty (30) day period, Tenant shall receive one day of free Rent for every day of delay except to the extent that the delay in completion of the Landlord Improvements is attributable, directly or indirectly, to Tenant or its officers, employees, contractors, subcontractors, or other agents. In addition, Landlord shall provide reasonable accommodations for Tenant to use space within the Park with comparable square footage until such time as the Landlord Work is completed if such space is available (in which case Tenant agrees to compensate Landlord for any damage done to such space by Tenant or its officers, employees, contractors, subcontractors or other agents). In any event, Landlord shall use its best efforts to complete the Landlord Work within the above thirty (30) day period.

Building K Commencement Date: The latest to occur of the following events: (a) the date of substantial completion of the Landlord Work (as defined in the Work Letter Agreement), or (b) the date Tenant is able to occupy the Premises and conduct its business operations. Subject to any delays attributable, directly or indirectly, to Tenant or its officers, employees, contractors, subcontractors, or other agents, Landlord shall complete the Landlord Work on or before the date that is sixty (60) days from the signing of this Lease. In the event the Landlord Improvements are not completed within such sixty (60) day period, Tenant shall receive one day of free Rent for every day of delay except to the extent that the delay in completion of the Landlord Improvements is attributable, directly or indirectly, to Tenant or its officers, employees, contractors, subcontractors, or other agents. In addition, Landlord shall provide reasonable accommodations for Tenant to use space within the Park with comparable square footage until such time as the Landlord Work is completed if such space is available (in which case Tenant agrees to compensate Landlord for any damage done to such space by Tenant or its officers, employees, contractors, subcontractors or other agents). In any event, Landlord shall use its best efforts to complete the Landlord Work within the above sixty (60) day period.

Landlord and Tenant shall agree on the space plan within seven (7) days of the signing of this Lease and as more particularly set forth in the Work Letter Agreement attached hereto as Exhibit L. Landlord and Tenant shall negotiate regarding the space plan in a commercially reasonable manner and the space plan shall not include or require any specifications, build out, or layout that is not consistent with the build out and layout of other office spaces within the Buildings.

“Common Roadways”:	The private common roadways shown cross-hatched on Exhibit A-1.

“Early Access Rights”:	Landlord shall grant Tenant early access to the Premises in both Buildings G and K upon execution of the Lease. Such early access is for those involved in preparing the Premises for installation of FF&E, voice and data lines, wiring, cabling and facilities and otherwise preparing the Premises for Tenant’s occupancy. In the event Tenant is able to occupy and operate its business during the construction of the Landlord Work, Tenant may conduct such business operations as it may reasonably determine prior to the respective Commencement Dates. Tenant shall pay Landlord for any damage done to the Buildings or Park resulting from the work referenced in this paragraph.

“Estimated Excess
Operating Expenses”:	Landlord’s estimate of the Excess Operating Expenses, which shall be paid by Tenant to Landlord on a monthly basis after the Base Year.

“Estimated Excess
Taxes”:	Landlord’s estimate of the Excess Taxes, which shall be paid by Tenant to Landlord on a monthly basis after the Base Year.

“Excess Operating
Expenses”:	(i) The amount by which the Operating Expenses Per Square Foot of RA (defined in Exhibit E) for any calendar year or portion thereof during the Lease Term exceeds the Base Year Operating Expenses Per Square Foot of RA (defined in Exhibit E) multiplied by (ii) the RA of the Premises.

“Excess Taxes”:	The product of (i) the amount by which the Taxes per Square Foot of RA (defined in Exhibit E) for any calendar year or portion thereof during the Lease Term exceeds the Taxes Per Square Foot of RA during the Base Year, multiplied by (ii) the RA of the Premises.

“Furniture”:	Landlord will provide Tenant with the use of the modular furniture systems currently in the Premises and from existing Canyon Park inventory, provided such furniture is not being used by Landlord or other tenants and subject to availability and at no cost to Tenant. Tenant is responsible for any items needing to be purchased over and above current inventory. Tenant may use any unused Leasehold Improvement Allowance (defined below) to purchase any additional fixtures, furniture and equipment to be used at the Premises so long as such fixtures, furniture and equipment is consistent with that already provided by
Landlord to other tenants in the Park. Such fixtures, furniture, or equipment purchased using the Leasehold Improvement Allowance, shall belong to Landlord and shall remain at the Premises at the time of Lease termination (unless Landlord directs Tenant to remove such fixtures, furniture or equipment at the time of Lease termination which
Tenant shall do at Tenant’s own expense). Tenant is responsible for any damage to
Landlord’s furniture, normal wear and tear excepted. Tenant shall be responsible for all setup costs to reconfigure, layout, design, delivery, and installation of additional
Landlord furniture after the initial setup of the Premises as shown on Exhibit B, provided, Tenant may be reimbursed for such costs and installation from the Leasehold
Improvement Allowance.

“Guarantor”:	[Intentionally Deleted].

“Lease Rate”:	The Lease Rate through the Term of the Lease shall be as follows:

Building G

Lease Period:	Rate:
Year One	$17.50
Year Two	$18.00
Year Three	$18.50

Building K

Lease Period:	Rate:
Year One	$16.00
Year Two	$16.50
Year Three	$17.00

“Leasehold Improvement
Allowance”:	Landlord agrees to provide Tenant with a $575,000.00 Leasehold Improvement Allowance for the construction of the improvements set forth in Exhibit D and Exhibit L attached hereto. Landlord agrees to install new cross connect panels to replace all CAT 5 block to CAD 5e blocks in IDF rooms in Building G. Landlord agrees to relocate the portion G24 IDF closet servicing G23 to allow Tenant to have a dedicated IDF closet in G23. Landlord reserves the right to use one of the offices of its choice for the relocated IDF closet. Landlord’s financial responsibility will not exceed $25,000.00 for such relocated IDF closet. Tenant shall have the right to use any unused portion of the Leasehold Improvement Allowance for any purpose related to the improvement of the Premises, including, but not limited to, alterations to the Premises, fixtures, furniture and equipment to be used at the Premises
(so long as such fixtures, furniture and equipment is consistent with that already provided by Landlord to other tenants in the Park), and alterations or installation of voice and data lines, wiring, and cabling facilities. In addition, Tenant shall have the right to use any unused portion of the Leasehold Improvement Allowance to pay for any costs in relocating the IDF closet that are in excess of $25,000.00.

“Land”:	The land upon which the Building is located, which land is shown hatched on Exhibit A attached hereto.

“Legal Requirements”:	Laws and ordinances of all federal, state, county, and municipal governments, and rules, regulations, orders and directives of all departments, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, the Property, the Park or any portion(s) thereof.

“Park”:	All of the Park Buildings together with all of the land in Canyon Park Technology Center outlined on Exhibit A attached hereto comprised of approximately 85 acres and all landscaping, driveways, roadways, parking areas and other improvements now or hereafter located on such land.

“Park Buildings”:	The Buildings located in the Park including, without limitation, Building G and K, which Park Buildings are shown on the site plan of the Park attached hereto as Exhibit A.

“Parking”:	Parking shall be open and available on an unreserved basis in the parking areas shown on Exhibit A, provided Landlord may in its sole discretion designate parking spaces as reserved parking for individual tenants based on each tenant’s proportionate premises square footage. Parking ratios for Tenant is detailed below in

Exhibit I. Landlord will provide Tenant five (5) reserved parking stalls at the entrance of Building G and Building K at no cost to Tenant throughout the Lease Term.

“Permitted Use”:	Tenant shall use and occupy the Premises for general and executive offices and for lawful purposes incidental thereto and for no other use or purpose.

“Premises”:	The Premises are shown cross-hatched on the floor plan attached hereto as Exhibit B and Exhibit B-1. The lobbies and conference rooms in Building G and K shall be exclusively used by Tenant with the exception of a right of way for the existing tenants occupying space in G01 basement and K2 second floor. Tenant shall have exclusive rights to lobby presence except for an approximate 1’ by 2’ direction sign for the G01 basement and the K2 second floor tenants. Exhibit B and Exhibit B-1 indicates those lobbies and conference rooms for which Tenant has exclusive access.

“Property”:	Collectively the Land, the Building together with all landscaping, driveways, parking areas and other improvements now or hereafter situated on the Land.

“Rentable Area (or “RA”) of the Premises”:	Approximately 90,675 rentable square feet detailed as follows:

Building G 45,236 rentable square feet
Building K 45,438 rentable square feet

“Rent Abatement”:	Provided that Tenant is not in material breach of the Lease, and no amount of Adjusted Rental is then past due, the Basic Rental shall abate and be deemed timely paid by Tenant for the eighteenth (18th) month and thirty-sixth (36th) month of the lease Term (collectively the “Rent Abatement Months”). Notwithstanding any other term or condition of this Lease, Tenant need not pay Landlord any Basic Rental for the Rent Abatement Months.

“Restrictive
Covenants”:	The covenants set forth on Exhibit H attached hereto, and any amendments or additions thereto pursuant to Paragraph 44.

“Right of First Refusal”:	Provided that Tenant is not in material breach of the Lease, no amount of Adjusted Rental is then past due, and Tenant is in occupancy of the Premises for the Permitted Use as of the time that Tenant’s rights under the Right of First Refusal described herein arise, Tenant shall have the Right of First Refusal on space in Buildings G and K that becomes vacant following the Commencement Date. Tenant’s Right of First Refusal is secondary to any other similar rights of first refusal in place as of the Commencement Date. Upon Tenant’s receipt of written notice that Landlord has received a bona fide offer (the “Offer”) for the lease of any Right of First Refusal space by a third party, which notice shall include the principal terms of the Offer and shall be delivered by Landlord promptly following Landlord’s receipt of an Offer, Tenant shall have ten (10) business days to provide Landlord with an unequivocal, irrevocable, written commitment to lease such space in the Buildings. In the event Tenant elects to exercise its Right of First Refusal, such space shall be leased to Tenant upon the same terms and conditions set forth in the third party offer and this Lease. If Tenant fails to provide Landlord with such notice within the ten (10) business day period, Landlord shall be free to lease the subject Right of First Refusal space to the third party pursuant to the Offer.

“Security Deposit”:	$134,109.33 payable upon execution of the Lease.

“Security Services”:	Landlord currently provides basic security services, which include card access, security patrols and limited camera surveillance. Landlord shall provide one access card, without charge but subject to change without notice, to each employee at the beginning of the Lease Term and to each new employee when they are employed. There will be a $15.00 charge, subject to adjustment without notice, to Tenant for each card that needs to be replaced or changed for any reason, and that is not returned at the end of the Lease. Landlord will provide two keys to the locks on the corridor doors entering the Premises, with additional keys to be furnished by the Landlord at Tenant’s expense. The Landlord, at Tenant’s expense, shall provide any keys or locks needed within the Premises. Landlord reserves the right to change these services upon notice.

“Shared Park Facilities”:	The Common Roadways, West End Park, Fitness Courts and other facilities of the Park described on Exhibit G attached hereto which are used in common on a non-exclusive basis by all tenants of the Park. Landlord reserves the right to change the availability and use of the Shared Park Facilities, provided such changes are applied equally to all tenants of the Park.

“Signage Rights”:	Landlord shall provide Tenant with standard building signage in the main level lobby directories. Tenant shall have the right to install exterior crown and monument building signage at Tenant’s sole cost and in accordance with city code, Canyon Park’s standards and subject to Landlord’s approval, which shall not be unreasonably withheld, provided, however up to a maximum of $15,000.00 of the costs of such signage may be paid from the Leasehold Improvement Allowance. Signage by Tenant shall be installed so lettering and or signage may be removed without significant difficulty or without damage to the Building. At the end of the Lease Term, Tenant shall bear all costs of removal and restoration of Building and will pay Landlord for any damage done to the Premises, Buildings or Park as a result of such removal. Landlord’s Building signage standards are attached as Exhibit J. Tenant shall have first right of signage placement on Building K and may place signage on west side of Building G.

“Term”:	The period commencing on the applicable Commencement Dates (as defined above) and, subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, continuing for thirty-six (36) calendar months after the Building K Commencement Date, provided, however, that if the Building K Commencement Date falls on a date other than the first day of a calendar month, the expiration date of the primary term shall be extended so as to give effect to the full term specified above in addition to the remainder of the calendar month during which the Building K Commencement Date falls.

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease attached hereto (the “Lease”).

Each reference in the Lease to any of the information and definitions set forth in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:	TCU – CANYON PARK, LLC, a Utah limited liability company

Date: July 11, 2014	By:	/s/ Allen Finlinson
	Name:	Allen Finlinson
	Title:	President

TENANT:	VIVINT SOLAR Inc., a Delaware corporation

Date: July 7, 2014	By:	/s/ Paul Dickson
	Name:	Paul Dickson
	Title:	VP Operations

CANYON PARK TECHNOLOGY CENTER

OFFICE BUILDING LEASE AGREEMENT

TABLE OF CONTENTS

Paragraph No.
1. Definitions and Basic Provisions	1
2. Lease Grant	1
3. Rent	1
4. Security Deposit	3
5. Leasehold Improvements	3
6. Landlord’s Obligations	3
7. Condition of Premises	5
8. Use	5
9. Tenant’s Repairs and Alterations	6
10. Assignment and Subletting	8
11. Compliance with Laws	10
12. Indemnity	10
13. Subordination	12
14. Rules and Regulations	13
15. Inspection	13
16. Condemnation	13
17. Fire or Other Casualty	14
18. Holding Over	15
19. Unauthorized Tenancy	15
20. Substitution	[Intentionally Deleted	]
21. Taxes on Tenant’s Property	16
22. Events of Default	16
23. Remedies	17
24. Landlord’s Liability	19
25. Surrender of Premises	20
26. Attorneys’ Fees	20
27. Mechanic’s Liens	20
28. No Subrogation-Tenant Insurance	20
29. Brokerage	22
30. Building Name	23
31. Estoppel Certificates	23
32. Notices	23

33. Severability	24
34. Amendments; No Waiver; Binding Effect	24
35. Quiet Enjoyment	24
36. Gender	24
37. Joint and Several Liability	24
38. Certain Rights Reserved by Landlord	24
39. Notice to Lender	25
40. Captions	26
41. Miscellaneous	26
42. Force Majeure	27
43. Applicable Law	29
44. Third Party Rights	29
45. Americans with Disabilities Act	29
46. Site Plan and Restrictive Covenants	30
47. Access Control Services	30
48. Non-Disclosure	31
49. Exhibits and Attachments	31

Exhibit A	- Site Plan of Park
Exhibit B	- Building G First Floor Premises
Exhibit B-1	- Building G Second Floor Premises
Exhibit B-2	- Building K Premises
Exhibit C	- Rules and Regulations
Exhibit D	- Minimum Standard Building and Interior Finishes	F-1
Exhibit E	- Operating Expenses	F-7
Exhibit F	- Bankruptcy	F-13
Exhibit G	- Shared Park Facilities	F-16
Exhibit H	- Restrictive Covenants	F-17
Exhibit I	- Parking	F-24
Exhibit J	- Signage
Exhibit K	- Janitorial Specifications
Exhibit L	- Leasehold Improvement – Work Letter

CANYON PARK TECHNOLOGY CENTER

OFFICE BUILDING LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of the Lease Date set forth in the Basic Lease Information by and between the Landlord and the Tenant named in the Basic Lease Information.

1. Definitions and Basic Provisions.

The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the reference thereto in the provisions of this Lease. As used herein, the term “RA,” when referring to the Premises (defined in the Basic Lease Information) shall mean and refer to the rentable area of the Premises measured in accordance with the Building Owners and Managers Association (“BOMA”) method of measurement. The term “RA,” when referring to the Building or any other Park Building, shall mean the aggregate total of all RA in the Building in question or in all of the Park Buildings, as applicable. The Landlord reserves the right to re-measure the Premises in accordance with BOMA standards, in which event the Basic Rental will be immediately adjusted to reflect the change in the RA of the Premises.

2. Lease Grant.

Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises commencing on the Commencement Date and ending on the last day of the Term unless sooner terminated as herein provided.

3. Rent.

(a) Tenant shall pay to Landlord Adjusted Rental, which is the sum of the monthly Basic Rental, the monthly Excess Operating Expenses and the monthly Excess Taxes (as defined in the Basic Lease Information), as estimated by Landlord from time to time, in monthly installments in advance on the first day of each month in lawful money of the United States to Landlord at its address set forth above (or such other address as Landlord shall designate in writing to Tenant) without notice or demand and without any abatement, deduction or set-off, for each month of the entire Term, except as expressly set forth herein. One such monthly installment, shall be payable by Tenant to Landlord upon the execution of this Lease. A like monthly installment shall be due and payable without demand beginning on the first day of the calendar month immediately following the month in which the Commencement Date occurs

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and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Term. Rent for any fractional month at the beginning of the Lease Term shall be prorated based on one-three hundred sixty-fifth (1/365) of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due and payable on or before the first day of the calendar month immediately following the month in which the Commencement Date occurs.

(b) During the Term of this Lease, the Basic Rental shall be increased at the beginning of each lease year as shown in the Basic Lease Terms above. The dates described in this Section for computing the adjustment in Basic Rental are hereinafter sometimes referred to collectively as “Rental Adjustment Dates” and singularly as a “Rental Adjustment Date”. After each Rental Adjustment Date, the rent as increased shall be deemed the Basic Rental for all purposes of this Lease.

(c) If all of any sum due under this Lease is not received within five (5) days after written notice from Landlord that it is due, then Tenant, to the extent permitted by law, shall pay, in addition to the sum owed, a late payment charge equal to ten percent (10%) of the sum (or portion thereof) which is overdue. If a check remitted to pay any sum due to Landlord hereunder shall not be honored upon presentment for payment, then Tenant in addition to the amount owed, shall pay to Landlord on demand a fee of ten percent (10%) of the amount owed. Following the dishonor of any check presented for payment, Landlord may require all further payments to be made hereunder to be made by certified check or money order. Also, if Landlord does not receive any Adjusted Rental or fails to pay any sum (other than Adjusted Rental) which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, then, in either such event, Tenant shall pay Landlord interest on such overdue amounts from the due date thereof until paid at a eighteen percent (18%) annual rate (the “Past Due Rate”). All late payment charges and fees for dishonored checks are to reimburse Landlord for additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late or dishonored payments. Provision for such late charge, interest or fee for dishonor shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner and shall not excuse or cure the default in payment.

(d) Tenant’s covenants and obligations to pay Adjusted Rental and all additional rental (collectively, the “Rent”) hereunder are unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity.

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4. Security Deposit.

The Security Deposit is due upon execution of the Lease. Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant’s obligations under this Lease. Tenant agrees that such deposit will not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use such deposit to make good any arrearage in any amount due hereunder and to reimburse Landlord for any other damage, injury, expense or liability caused to Landlord by any breach of this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, one-half (1/2) of any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the expiration of this Lease. The balance of the Security Deposit shall be held by Landlord until final computation of any sums (such as Excess Operating Expenses) which Tenant may owe under this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit, provide such transferee assumes such liability. Landlord shall not be required to keep the Security Deposit separate from its general funds.

5. Leasehold Improvements.

If Landlord has agreed to construct improvements upon the Premises, such improvements shall be installed as provided in Exhibit D and Exhibit L attached hereto.

6. Landlord’s Obligations.

(a) Subject to the following limitations, Landlord shall furnish Tenant while Tenant is occupying the Premises and performing all of its obligations under this Lease, facilities to provide (i) water (hot and cold) for lavatory and cleaning purposes at those points of supply provided for general use of tenants in the Building; (ii) heated and refrigerated air conditioning in season, during Customary Business Hours (defined below), and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (iii) janitorial service to the Premises as is reasonably considered by Landlord to be standard on weekdays other than Holidays (as hereinafter defined) and such window-washing as may from time to time in Landlord’s judgment reasonably be required; (iv) elevator service in common with other tenants; provided that Landlord may limit the number of elevators in operation at times other than Customary Building Hours; and (v) replacement of Building standard light bulbs and fluorescent tubes. Also, Landlord shall maintain the public and common areas of the Building in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord for the cost of repairing any damage to such areas caused by Tenant, or its employees, contractor’s agents or invitees. The cost of these facilities and services shall be included in Operating Expenses (as defined in Exhibit F). Rental. If Tenant desires any of the services specified in this Paragraph 6

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at a time or in an amount other than times or amounts herein designated, such excess service or services shall be supplied to Tenant, subject to availability, upon Tenant’s request for such services, which request shall be made in accordance with Landlord’s normal operating procedures. Tenant shall pay to Landlord as additional rent the cost of such excess service or services (which may include a charge for depreciation of Landlord’s equipment) within fifteen (15) days after Tenant’s receipt of a bill therefor. “Customary Business Hours” means 7:00 a.m.. to 7:00 p.m. Monday through Friday, and Saturday 8:00 a.m. to 2:00 p.m., excluding Holidays. “Holidays” means New Year’s Day, Martin Luther King Day, Presidents Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day, the Friday following Thanksgiving and Christmas Day. After hours heating, ventilating, air conditioning (HVAC) and electrical service shall be charged at the rate of $25.00 per hour per pod with the Tenant providing an honest report of after hours usage to the Landlord upon request. If Tenant requests after hours services requiring service personnel, Tenant will be charged for the cost of such service plus an additional charge of 15% of such cost to cover overhead.

(b) Landlord shall make available to Tenant electric power facilities in the Premises sufficient to furnish power for lighting, personal computers, copiers, voice writers, calculating machines and other machines of similar low electrical consumption; provided, however, that Landlord shall not provide power in excess of five (5) watts per square foot of RA of the Premises. If, in Landlord’s judgment, Tenant’s use of power exceeds that permitted by the preceding sentence, Tenant shall bear the entire cost of the excess, including without limitation, the cost of any metering devices which may be necessary to determine the amount of such excess. Landlord shall also make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(c) Landlord’s obligation to make available the utilities described in this Paragraph 6 is subject to the rules and regulations of the suppliers of utilities and of any municipal or other governmental authority regulating the business of providing utility services. Landlord shall not be responsible or liable to Tenant for any loss, damage or expense that Tenant may sustain or incur if either the quantity or character of any utility service is changed. Any riser or risers or wiring to meet Tenant’s excess electrical requirements will be installed by Landlord at Tenant’s sole cost and expense (if approved by Landlord in accordance with Paragraph 9 below) provided, however the costs of such installation may be paid from the Leasehold Improvement Allowance. If heat generating machines, equipment, fixtures or devices of any nature whatsoever which affect the temperature otherwise maintained by the air conditioning system are used in the Premises by Tenant, Landlord may install supplementary air conditioning units in the Premises at Tenant’s expense (including the cost of installation and the cost of operation and maintenance thereof), provided, however the costs of such installation may be paid from the Leasehold Improvement Allowance.

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(e) Landlord’s failure to any extent to make available, or any slowdown, stoppage or interruption of, the services set forth in this Paragraph 6 resulting from any cause beyond Landlord’s control (as defined in Paragraph 40) shall not render Landlord liable in any respect for damages to person, property or business, nor be construed an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfilling any covenant or agreement hereof; however, Landlord shall use reasonable efforts (and shall not be required to employ any workers at overtime rates) to resume said services in a timely manner. Notwithstanding anything to the contrary above, if any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same; provided, however, if as a result of any interruption of services the Premises will be uninhabitable or unusable by Tenant for five (5) consecutive business days, then Basic Rental shall be abated to the extent to which such condition interferes with Tenant’s use of the Premises commencing on the first day of such condition and continuing until such condition is corrected.

7. Condition of Premises. TENANT EXPRESSLY ACKNOWLEDGES THAT (A) TENANT HAS THOROUGHLY EXAMINED THE PREMISES AND TAKES AND ACCEPTS THE PREMISES IN ITS “AS IS” CONDITION ON THE COMMENCEMENT DATE, (B) LANDLORD AND LANDLORD’S AGENTS AND EMPLOYEES HAVE MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OF THE PREMISES, THE BUILDING, THE PROPERTY OR THE PARK, EXCEPT AS EXPRESSLY SET FORTH HEREIN, NOR HAS LANDLORD MADE ANY COMMITMENTS TO REMODEL, REPAIR OR REDECORATE, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND (C) LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. TENANT EXPRESSLY WAIVES AND RELEASES LANDLORD FROM ANY OF SAME.

Landlord represents that, to the best of its knowledge, upon occupancy, the Buildings will be in compliance with the Americans with Disabilities Act, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Landlord further represents that, to the best of its knowledge, the Buildings are in compliance with all Legal Requirements and are properly zoned for the permitted uses set forth herein.

8. Use.

(a) Tenant shall use the Premises only for the Permitted Use (as defined in the Basic Lease Information). Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed by Landlord to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done that will in any way invalidate or increase the rate of insurance on the Building or its contents. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for

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any such insurance by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, interfere with, annoy or disturb other tenants or interfere with Landlord in the management of the Building, the Property or the Park. Subject to Landlord’s maintenance, operation and repair obligations expressly set forth in this Lease, Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction over the Premises and governing the use, condition or occupancy of the Premises, whether existing as of the Commencement Date or enacted subsequent thereto.

(b) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord. Landlord agrees to cooperate with Tenant and to execute such applications, certificates and other documents as Tenant shall reasonably request in order for Tenant to procure or maintain any such license or permit, provided that same is at no cost or expense to Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises, in any manner which (i) violates the existing, permanent Certificate of Occupancy for the Premises; (ii) causes or is likely to cause injury to the Buildings or any equipment, facilities or systems therein; (iii) constitutes a violation of the Legal Requirements; (iv) materially impairs the character, reputation or appearance of the Buildings as Class A office Buildings; or (v) materially impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

9. Tenant’s Repairs and Alterations.

(a) Subject to Landlord’s maintenance and repair obligations expressly set forth in this Lease, Tenant shall keep and maintain the Premises in a good, clean condition of repair and maintenance. Tenant shall not damage or injure the Premises. If any repairs or maintenance required to be performed by Tenant are not commenced within fifteen (15) days and completed within thirty (30) days after Landlord notifies Tenant of the need for same, Landlord may make such repairs or replacement, and Tenant shall pay the cost thereof (plus an additional charge of fifteen percent (15%) of such cost to cover overhead) to Landlord within fifteen (15) days after Tenant’s receipt of a statement from Landlord. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear excepted. Except as may be set forth in Exhibit D and Exhibit L, Landlord shall not be required to make any improvements or repairs of any kind or character on or to the Property, or any portion thereof, during the Lease Term. Notwithstanding the foregoing, Landlord, at its cost and

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expense, shall make all necessary repairs to the Building components servicing or supporting, but located outside, the Premises, including without limitation the foundation, outside walls, interior load-bearing walls, roof, load-bearing beams, and other major structural components of the Building, unless the need for such repair arises out of (1) the performance by Tenant of any alterations or other work, (2) any act or omission of Tenant or its employees, invitees or contractors or (3) the installation of any equipment, fixtures or property by Tenant in the Premises or the moving of the foregoing in or out of the Premises, in which event Tenant shall be responsible to make the repairs.

(b) Tenant, without the prior written consent of Landlord, shall not paint, install lighting or decorations (except wall hangings), or install any signs, window or door lettering or advertising media of any type on or about the Property, or any part thereof, or make any other alterations, improvements or physical additions in or to the Property, or any part thereof. At the termination of the Lease, Tenant shall restore any portions of the Premises altered, added to, or improved by Tenant to the original condition unless, prior to the alteration, addition or improvement work being commenced by Tenant or its contractors, subcontractors or other agents, Landlord agreed, in writing, that such restoration would not be required. Any alterations, additions, or improvements, including without limitation any HVAC, power supply, or other equipment attached to the Premises, whether temporary or permanent in character, made in or upon the Property shall, at Landlord’s discretion, be Landlord’s property on termination of this Lease and shall remain on the Property without compensation to Tenant. All furniture and unattached, movable equipment and trade fixtures kept in the Premises by Tenant shall be removed by Tenant at the termination of this Lease. If the items are not removed, Landlord may elect that such items will become Landlord’s property. If removal occurs, Tenant, at Tenant’s expense, shall repair and restore to its original condition any portion of the Premises which is damaged by such removal. All such installations, removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or any plumbing or electrical lines or other utility facilities. All contractors used by Tenant in performance of any alterations or other work in the Premises shall be subject to the approval of Landlord, such approval not to be unreasonably withheld provided that with respect to any structural, mechanical or electrical work (regardless of the cost thereof) Tenant will use Landlord’s contractors. If the cost of the alterations or other work to be performed by Tenant as reasonably estimated by Landlord shall exceed $30,000 (i) Landlord shall have the right to approve the Tenant’s architect, which approval shall not be unreasonably withheld, unless Tenant agrees to use Landlord’s architect and (ii) Tenant may either use Landlord, Landlord’s property manager or Landlord’s outside construction manager as construction manager for the project and pay to such construction manager a fee equal to 3% of the cost of such alteration work or use its own construction manager with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, with respect to any non-structural alteration which (i) does not affect any Building system or any portion of the Building outside the Premises and (ii) does not

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cost more than $30,000 in the aggregate, the consent of Landlord will not be required, provided Landlord receives at least 10 days advance notice thereof. Promptly after Tenant completes any alteration; it will deliver to Landlord a set of as-built drawings, if applicable. Tenant shall make no alteration, addition or improvement to the Premises (i) that violates any applicable fire code or building and (ii) without first obtaining any required building permits.

10. Assignment and Subletting.

(a) Tenant shall not, either voluntarily or by operation of law, assign all or any portion of this Lease, nor sublet the Premises or any part thereof, nor permit the Premises or any part thereof to be occupied by any person other than Tenant or Tenant’s employees, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall so notify Landlord at least thirty (30) days prior to the date on which Tenant desires to make such assignment or sublease, which notice shall contain all material terms of the proposed assignment or sublease and reasonable financial information regarding the proposed assignee or subtenant. Landlord shall not unreasonably withhold or delay its consent to an assignment or subletting provided that (a) the assignee or sublessee under any such assignment or subletting shall be such person or entity as in the Landlord’s reasonable judgment is of a character and engaged in a business such as is in keeping with the standards of the Park and its occupancy, (b) the assignee or sublessee has sufficient financial resources to comply with the obligations of this Lease, (c) the assignee or sublessee shall not be a (i) government or a governmental authority or a subdivision or an agency of any government or any governmental authority, (ii) a tenant of the Landlord elsewhere in the Park, (iii) an entity or person with whom the Landlord has negotiated (for purposes hereof, “negotiated” shall mean exchanging of written proposals, leases being prepared or drafts distributed and modified) for a proposed lease of space in the Park at any time during the four (4) month period prior to the receipt of said notice by the Landlord or (iv) competitor of Landlord and (d) the space so to be sublet shall be regular in shape. If Landlord fails to notify Tenant in writing of consent to Tenant’s assignment of this Lease or subletting the Premises within the above-referenced thirty (30) day period, Landlord shall be deemed to have approved consent to such assignment or sublease. If Landlord consents to a sublease, Tenant shall provide, at its expense, direct access from the sublet space to a public corridor. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease and any assignment or sublet agreement executed by Tenant shall confirm that Landlord may evict the assignee or sublessee in the event of any breach of this Lease by Tenant. Landlord’s consent to any assignment, sublease or other transaction shall not be deemed a consent to any other or subsequent transaction.

(b) If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and the rent, additional rent and other consideration received by Tenant under or relating to such sublease exceeds the Rent payable to Landlord under this Lease, or if

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Tenant receives any consideration from the assignee under any such assignment, then 50% of such excess rents and consideration under or relating to such sublease or 50% of such consideration for any assignment shall automatically be due and payable by Tenant to Landlord as additional rent hereunder.

(c) Landlord may transfer and assign, in whole or in part, its rights and obligations hereunder concurrently with the transfer and assignment of all or any portion of the Park and in such event and upon assumption by the transferee of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of this Lease), no further liability or obligation shall thereafter accrue against Landlord hereunder.

(d) Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, without the prior consent of Landlord, to assign the Lease or sublet the whole or any part of the Premises to a corporation or entity (a “Related Entity”) which: (i) is Tenant’s parent organization, or (ii) is a wholly-owned subsidiary of Tenant or Tenant’s parent organization, or (iii) is an organization of which Tenant or Tenant’s parent owns in excess of fifty percent (50%) of the outstanding capital stock or has in excess of fifty percent (50%) ownership or control interest, or (iv) is the result of a consolidation, merger or reorganization with Tenant and/or Tenant’s parent organization, or (v) is the transferee of substantially all of Tenant’s assets. provided that any such Related Entity has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied, using the most recent financial statements after giving effect to any such merger, consolidation, or purchase of assets, stock or other membership interests, as applicable) which is reasonably sufficient to perform the remaining lease obligations (or sublease obligations) being assumed. Tenant shall not sell or transfer all or substantially all of Tenant’s assets unless this Lease is one of the assets transferred to the purchaser, and such purchaser satisfies the Related Entity credit worthiness requirement noted above, and such sale or transfer is undertaken for an independent business purpose and not for the purposes of circumventing restrictions on transfers set forth in this Section 10.

(e) Tenant agrees that it shall not place (or permit the placement of) any signs on or about the Premises or the Park, nor conduct (or permit anyone to conduct) any public advertising which includes any pictures, renderings, sketches or other representations of any Building (or a portion thereof) with respect to any proposed assignment or subletting of the Premises, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In all events, Tenant shall comply with all applicable governmental regulations.

(f) If Tenant assigns this Lease or sublets all or substantially all of the Premises, any option then held by Tenant (such as an option to renew this Lease or to expand the size of the Premises) shall terminate automatically upon the assignment or sublease unless approved otherwise by Landlord.

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(g) Tenant shall pay Landlord’s reasonable expenses incurred in reviewing any request by Tenant under this Paragraph upon demand.

(h) If the Premises or any part thereof are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. Landlord may apply the net amount collected to the Rent, but no such subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 10 or the acceptance of the subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. Landlord’s consent to any subletting or use or occupancy by others shall not relieve Tenant of its obligation to obtain Landlord’s written consent to any other subletting, use or occupancy by others.

11. Compliance with Laws. Tenant shall comply with all Legal Requirements which relate to Tenant’s use of the Premises or Tenant’s method of operation therein, or impose any violation, order or duty on Tenant by reason thereof. Tenant shall pay all the costs, expenses, penalties and damages which may be imposed upon Landlord by reason of Tenant’s failure to fully and promptly comply with and observe the provisions of this Paragraph. Landlord shall comply with all Legal Requirements which relate to the Shared Park Facilities (including the ADA). Landlord agrees to remedy any non-compliance with Legal Requirements elsewhere in the Park if such non-compliance has the effect of preventing or hindering Tenant from obtaining a permit, certificate or approval that Tenant is entitled to obtain hereunder from local authorities.

12. Indemnity.

(a) Subject to Section 28, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s employees from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from either of the following:

(i) the occupancy or use of any portion of the Premises by Tenant or Tenant’s occupants (including, without limitation, any slip and fall or other accident on the Premises involving Tenant or Tenant’s occupants), unless directly and proximately caused by Landlord or Landlord’s employees, agents or contractors; or

(ii) any Hazardous Materials deposited, released or stored by Tenant or Tenant’s occupants on the Land.

If any action or proceeding is brought against Landlord or Landlord’s employees by reason of any of the matters set forth in the preceding sentence that creates an obligation under

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the preceding sentence for Tenant to defend, Tenant, on notice from Landlord, shall defend Landlord and Landlord’s employees at Tenant’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to Landlord, but selected by Tenant. The provisions of this Paragraph 12 shall survive Lease end.

(b) Subject to Section 28, Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s employees from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from either of the following:

(i) the occupancy or use of any portion of the Premises by Landlord or Landlord’s employees, agents or contractors (including, without limitation, any slip and fall or other accident on the Premises involving Landlord or Landlord’s employees, agents or contractors), unless directly and proximately caused by Tenant or Tenant’s occupants; or

(ii) any Hazardous Materials deposited, released or stored by Landlord or Landlord’s employees, agents or contractors on the Park.

If any action or proceeding is brought against Tenant or Tenant’s employees by reason of any of the matters set forth in the preceding sentence that creates an obligation under the preceding sentence for Landlord to defend, Landlord, on notice from Tenant, shall defend Tenant and Tenant’s employees at Landlord’s sole cost and expense with competent and licensed legal counsel reasonably satisfactory to Tenant, but selected by Landlord. The provisions of this Paragraph 12 shall survive Lease end.

(c) Notwithstanding any provision to the contrary, Tenant shall look solely to Landlord’s interests in the Park in the event of any claim against Landlord arising out of this Lease. No other properties or assets of Landlord or any agent or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any remedy of Tenant arising out of this Lease. Landlord in no event shall be liable for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any person claiming through Tenant. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Buildings or any part of the Park, or failure to make any such repairs unless caused by the gross negligence or willful misconduct of Landlord.

(e) The indemnity and hold harmless agreements in this Paragraph shall include indemnification from and against any and all liability, fines, suits, demands, costs and

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expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be limited to the extent any proceeds actually collected by Landlord or Tenant (as the case may be) or such injured party under policies owned by Landlord or Tenant (as the case may be) or such injured party with respect to such damage or injury are insufficient to satisfy same. The indemnity and hold harmless agreements in this Paragraph in favor or a party shall not apply in cases of that party’s sole negligence.

13. Subordination.

(a) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any deeds of trust, mortgages or other instruments of security (“Security Instruments”), as well as to any ground leases or primary leases (“Master Leases”), that now or hereafter cover any of the Property or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. Landlord hereby expressly reserves the right, at its option and declaration, to place Security Instruments and Master Leases on and against any of the Property or any interest of Landlord therein, superior in effect to this Lease and the estate created hereby. This clause shall be self-operative and no further instrument of subordination need be required, however, upon Landlord’s request, or upon the request of any holder (a “Holder”) under any Security Instrument, or of any lessor (a “Lessor”) under any Master Lease, Tenant shall execute promptly any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant’s rights or duties under this Lease) or instruments intended to subordinate this Lease or to evidence the subordination of this Lease to any such Security Instrument or Master Lease. Tenant hereby appoints Landlord Tenant’s attorney in fact to execute any such instrument for and on behalf of Tenant.

(b) In the event of the enforcement by a Holder under any Security Instrument of the remedies provided for by law or by such Security Instrument, or in the event of the termination of any Master Lease, this Lease shall continue in full force and effect as a direct lease between such Holder or Lessor and Tenant. Tenant will attorn to and automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease (Tenant hereby waiving any right Tenant may have to terminate this Lease or surrender possession of the Premises) and this Lease shall continue in full force and effect; provided, however, that such successor in interest shall not be bound by or liable for (i) any payment of Rent for more than one month in advance, (ii) any amendment or modification of this Lease made without the written consent of such Holder, Lessor or successor in interest, or (iii) any offset, claim or cause of action which Tenant may have against Landlord relating to the period which is prior to the time Tenant becomes the tenant of such successor in interest. Upon request by any Holder, Lessor or successor in interest to either, Tenant shall execute and deliver an

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instrument confirming this attornment herein provided for in reasonable form and substance reasonably satisfactory to Tenant and the lender concerned. Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in favor of Tenant from Landlord’s current mortgage lender, and Landlord shall be solely responsible for any costs, expenses or fees payable to such lender, such lender’s legal counsel or Landlord’s legal counsel in connection therewith.

(c) Tenant agrees that any Holder or Lessor may at any time subordinate any rights which Holder or Lessor may hold to the rights of Tenant under this Lease, provided such Holder or Lessor shall provide a non-disturbance agreement in favor of Tenant, all in reasonable form and substance reasonably satisfactory to Tenant and the lender concerned.

14. Rules and Regulations. Tenant shall comply fully with the rules and regulations of the Building, the Property and the Park that are attached hereto as Exhibit C, and made a part hereof as though fully set out herein. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, contractors, visitors and invitees of Tenant. Landlord reserves the right to amend or rescind any of the rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be prudent in the operation and management of the Premises, the Property and/or the Park, which rules and regulations shall be binding upon Tenant upon notice to Tenant of same provided that Landlord agrees to give advance notice to Tenant of any amendment to the rules and regulations and to consider Tenant’s comments thereto, if any.

15. Inspection and Access. Landlord and its officers, agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, if any emergency, at any hour) for all reasonable purposes, including without limitation making repairs or alterations, inspecting the Premises, and showing the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Unless there is an emergency, Landlord shall give 48 hours prior notice to Tenant and shall allow a representative to accompany Landlord provided such representative does not interfere with such entry. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.

16. Condemnation.

(a) If all of the Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of all of the Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If thirty percent (30%) or less of the Premises shall

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be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than thirty percent (30%) of the Premises or if an essential portion of the Property shall be so taken or conveyed, this Lease shall terminate only in respect of the part of the Premises, so taken or conveyed as of the day possession shall be taken by such authority, but Landlord and Tenant shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking of possession. Landlord shall receive any and all funds or compensation paid by the authority for property taken or conveyed, provided that Tenant shall receive any portion of such condemnation proceeds awarded by the authority specifically allocated to improvements paid for by Tenant to the extent such improvements increased the value of the Premises for purposes of such award.

(b) If this Lease shall continue in effect as to any portion of the Premises not so taken or conveyed, the Basic Rental and the RA of the Premises shall be computed on the basis of the remainder of the Premises as of the day possession shall be taken. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall make all necessary alterations so as to constitute the remainder of the Premises a complete tenantable unit. Landlord shall do so at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land). Within thirty (30) days of Landlord’s receipt of the net award or other compensation, Landlord shall advise Tenant whether such funds are sufficient or constitute the remainder of the Premises a complete tenantable unit. If such funds are not sufficient and if Landlord elects therefore not to proceed, or if for any other reason Landlord does not make such alterations to constitute the remainder of the Premises a tenantable unit, Tenant shall have the right upon notice to terminate this Lease. During the period of restoration, Basic Rental shall be abated to the extent the Premises is rendered untenantable and, after the period of restoration, Basic Rental shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking.

(c) All awards and compensation for any taking or conveyance, whether for the whole or a part of the Premises, the Property or any other portion of the Park shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation. Tenant shall be entitled to claim in the condemnation proceeding such award or compensation as may be allowed for Tenant’s personal property and for loss of business, and the cost of Tenant’s relocation, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

17. Fire or Other Casualty. If the Premises or the Buildings shall be destroyed or materially damaged and Landlord is unable to restore the Premises or the Buildings to an

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acceptable condition within a reasonable amount of time, then either party may terminate this Lease by notice to the other within thirty (30) days after the occurrence of the casualty, and this Lease shall terminate as of the date of the casualty. If neither party terminates this Lease, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises or the Building, as the case may be, and this Lease shall continue in full force and effect. If the casualty is due wholly or in part to an act or omission of Tenant or Tenant’s agents, employees, invitees or contractors, Tenant shall pay to Landlord any deductible under Landlord’s insurance policies. Notwithstanding the foregoing, if any Holder requires that the insurance proceeds be used to retire a debt, or if any Lessor should terminate a Master Lease as a result of any such casualty, then Landlord may elect not to rebuild and this Lease shall terminate upon delivery to Tenant of a notice to that effect. Landlord’s obligation to rebuild and repair under this Paragraph 17 shall in all events be limited to restoring the Premises to substantially the condition same were in immediately preceding the casualty, excluding all signs, fixtures, equipment or furniture of Tenant and any alterations, additions or improvements to the Premises made by Tenant, whether prior to or after the Commencement Date. Tenant agrees that promptly after completion of such work by Landlord, Tenant shall proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore all signs, furniture, equipment, fixtures and other improvements which may have been placed by Tenant within the Premises. Provided that the casualty did not occur by reason of any negligence or willful misconduct of Tenant or Tenant’s agents, employees, invitees or contractors, Landlord shall allow Tenant a diminution of Basic Rental during the time the Premises are unfit for occupancy, which diminution shall be based upon the proportion of square feet which are unfit for occupancy to the total square feet in the Premises. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant shall be responsible for obtaining fire and extended coverage insurance for full replacement cost upon all improvements and fixtures installed in the Premises at Tenant’s expense, if any, and the contents of the Premises.

18. Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to the daily Rent payable for the last month of the Lease Term plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

19. Unauthorized Tenancy. Tenant shall not occupy space in the Building that is not included in the terms and conditions of the Lease.’ Should Tenant occupy such space in the Building, such occupancy shall constitute and be construed as a “Tenancy at Will”. Tenant agrees any Tenancy at Will space will be billed at a rental rate equal to the tenant’s Basic Rental plus one-hundred percent (100%) of such amount, subject to the other terms and conditions of

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this Lease. Any Tenancy at Will shall be billed from the date of occupancy through the balance of the Term of the Lease or at Landlord’s option, when Landlord needs the Tenancy at Will Premises. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to occupy space that is not included under this Lease.

20. Substitution. [Intentionally Deleted].

21. Taxes on Tenant’s Property. Tenant shall be liable for all taxes levied or assessed against all personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord pays same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord pays the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

22. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay when due any Adjusted Rental or other sums payable by Tenant hereunder and such failures continues for a period of five (5) days after written notice to Tenant by Landlord (or under any other lease now or hereafter executed by Tenant in connection with space in the Property).

(b) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Park), and such failure continues for thirty (30) days after delivery to Tenant of notice thereof, provided that if such failure cannot with due diligence be cured within said 30 day period, said failure shall not constitute an event of default if Tenant commences to cure such default within 30 days after its occurrence and thereafter diligently proceeds to cure such default to completion.

(c) Tenant shall make a transfer in fraud of creditors or an assignment for the benefit of creditors.

(d) Any petition shall be filed by or against Tenant under any appropriate federal or state bankruptcy or insolvency law and with respect to an involuntary petition, same is not dismissed within 60 days after its filing; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or Tenant shall admit that it cannot meet its financial obligations as they become due. For additional provisions regarding Tenant’s bankruptcy see Exhibit F.

(e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

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(f) [Intentionally Deleted]

(g) Tenant shall abandon or vacate any portion of the Premises. For purposes of this Lease, Tenant shall be deemed to have abandoned the Premises if Tenant fails to utilize all or substantially all of the Premises for the purpose permitted herein for thirty (30) or more consecutive days.

(h) Tenant shall do or permit to be done anything which creates a lien upon the Premises which is not removed within 30 days after its creation.

(i) Tenant shall fail to execute an Estoppel Certificate in the form and time period requested by Landlord pursuant to Paragraph 29.

23. Remedies. Upon the occurrence of any event of default by either party specified in this Lease, the other party may pursue any and all remedies which it may then have hereunder or at law or in equity, including, without limitation, any one or more of the remedies listed in this section. In all cases, party agrees that it will make commercially reasonable efforts to mitigate damages from any default by the other party.

(a) Terminate this Lease, in which event Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or any arrearage in Rent hereunder or at law or in equity, enter upon and take possession of the Premises. To the extent permitted by law, Tenant agrees to pay to Landlord on demand the amount of all loss, cost, expense and damage which Landlord may suffer or incur by reason of such termination, whether through inability (after a commercially reasonable effort) to relet the Premises on satisfactory terms or otherwise, including the following:

(i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(iii) to the extent such damages are not mitigated by obtaining a new tenant, the amount of the unpaid Rent for the balance of the term; plus

(iv) any other amount, including court costs, or costs of reletting (including leasing and refitting costs), necessary to compensate Landlord for all detriment proximately

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caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law; and

(vi) all reasonable attorneys’ fees incurred by Landlord relating to the default and termination of this Lease.

All Rent shall be computed on the basis of the amount thereof which was due and payable to Landlord for the month immediately prior to default. As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is to be computed by allowing interest at the Past Due Rate.

(b) Enter upon and take possession of the Premises by virtue of the laws of the State of Utah for summary proceedings for possession of real estate or such other proceeding as may be applicable, and if Landlord so elects, relet all or any part of the Premises on such terms as Landlord shall deem advisable (including, without limitation, such concessions and free rent as Landlord deems necessary or desirable) and receive and retain all of the rent therefor; and Tenant agrees (i) to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term (or any extension thereof, if the event of default occurs during such extension term), and (ii) that Tenant shall not be entitled to any rents or other payments received by Landlord in connection with such reletting even if such rents and other payments are in excess of the amounts that would otherwise be payable to Landlord under this Lease. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, reasonable attorneys’ fees incurred in connection with the reletting and in connection with Tenant’s default hereunder, expenses of repairing, altering and remodeling the Premises required by the reletting, and like costs. Tenant expressly acknowledges that Landlord has no duty to relet the Premises, that Landlord may offer all or any part of the Premises for any period, to any tenant and for any use which Landlord may elect, and that Landlord may offer for lease any vacant space in the Project Buildings prior to offering the Premises for lease.

(c) Make such payments or enter upon the Premises, and perform whatever Tenant is obligated to pay or perform under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenditures and expenses (together with interest thereon at the Past Due Rate from the date paid by Landlord) which Landlord may make or incur in thus effecting compliance with Tenant’s obligations under this Lease.

(d) Receive from Tenant all sums, the payment of which may have been waived or abated by Landlord or which may have been paid by Landlord pursuant to any

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agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, it being agreed that any such concession or abatement was made on the basis that Tenant fully perform all obligations and covenants under the Lease for the entire Lease Term.

(e) Collect, from time to time, by suit or otherwise, each installment of Rent or other sum as it becomes due hereunder, or to enforce, from time to time, by suit or otherwise, any term or provision hereof on the part of Tenant required to be kept or performed.

(f) No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default. Pursuit of any remedy set forth herein shall not preclude pursuit of any other remedy provided herein or available at law, nor shall pursuit of any remedy constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damage suffered by Landlord because of the violation of any term of this Lease. Landlord’s acceptance of any Rent following an event of default hereunder shall not waive such event of default. No payment by Tenant or receipt by Landlord of any amount less than the amounts due by Tenant hereunder shall be deemed to be other than on account of the amounts due by Tenant hereunder, nor shall an endorsement or statement on any check or document accompanying any payment be deemed an accord and satisfaction.

(g) If Landlord takes possession of the Premises as permitted herein, Landlord may keep in place and use all furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by a lessor thereof or third party having a lien thereon. Landlord also may remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and store same at any premises within Utah County, Utah. In such event, Tenant shall pay to Landlord all costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord’s rights herein are in addition to any and all other rights which Landlord has or may hereafter have at law or in equity.

(h) If Landlord must notify Tenant of any failure (monetary or non-monetary) of Tenant to comply with any provision of this Lease, that obligation to notify tenant shall terminate following the second such notice delivered to Tenant within any twelve-month period during the Lease Term.

24. Landlord’s Liability. Landlord shall not be in default under this Lease unless and until it fails to perform an obligation hereunder within thirty (30) days after written notice by

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Tenant to Landlord specifying the obligation which Landlord has not performed. However, if Landlord’s obligation reasonably requires more than thirty (30) days for its performance, Landlord shall not be in default if it commences performance within such thirty-day period and uses reasonable efforts to complete same. Tenant has no right to claim any nature of lien against the Building or the Property or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord. All obligations of Landlord hereunder are binding upon Landlord only during the period of its ownership of the Property. The term “Landlord” means only the owner, for the time being, of the Property. In the event of the transfer by such owner of its interest in the Property, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be assumed and be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord to Tenant relating to this Lease shall be limited to the interest of Landlord in the Park, and Landlord shall not be personally liable for any deficiency.

25. Surrender of Premises. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

26. Attorneys’ Fees. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys’ fees to be fixed by the court therein.

27. Mechanic’s Liens. Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises, the Building or any other portion of the Park, or any portion thereof, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will immediately pay or otherwise obtain the release of same. If default in compliance with this Paragraph shall continue for thirty (30) days after delivery to Tenant of a notice thereof from Landlord, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord (together with interest at the Past Due Rate from the date paid by Landlord) within fifteen (15) days after delivery to Tenant of a request from Landlord therefor.

28. No Subrogation-Tenant Insurance.

(a) Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers

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the Premises, the Building, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Notwithstanding the foregoing, the release in the preceding sentence shall be applicable and in force and effect only so long as and to the extent that such release does not invalidate any policy or policies of insurance now or hereafter maintained by the other party hereto.

(b) Property Insurance. Standard form property insurance insuring against the perils of fire, vandalism, malicious mischief, cause of loss-special form (“All-Risk”), and sprinkler leakage. This insurance policy shall be upon all trade fixtures and other property owned by Tenant, for which Tenant is legally liable and/or that was installed at Tenant’s expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures and any other personal property, in an amount not less than 100% replacement value thereof. If there shall be a dispute as to the amount which comprises full replacement value, the decision of Landlord or any mortgagees of Landlord shall be conclusive, so long as it is consistent with commercially reasonable business judgment. This insurance policy shall also insure the direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or the Building in the amount as will properly reimburse Tenant for a period of one (1) year following such loss of use or access. Such policy shall name Landlord, its agents, and any mortgagees of Landlord as additional insured parties, as their respective interests may appear.

(c) Liability Insurance. Tenant shall maintain a policy of Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy, or maintenance of the Premises and the Park and all areas appurtenant thereto. Such insurance shall afford minimum protection of not less than One Million Dollars ($1,000,000) Combined Single Limit per occurrence for injury to or death of one or more persons in an occurrence and for damage to tangible property (including loss of use) in an occurrence and Umbrella/Excess Liability coverage of at least Four Million Dollars ($4,000,000). The policy shall insure the hazards of premises and operations, independent contractors, contractual liability and shall (i) name Landlord and its agents as additional insured, (ii) contain a cross-liability provision, (iii) contain a provision that “the insurance provided the landlord hereunder shall be primary and noncontributing with any other insurance available to the landlord as to claims arising out of Tenant’s use or occupancy of the Premises,” and (iv) include fire legal liability coverage in the amount of One Million Dollars ($1,000,000).

(d) Workers’ Compensation Insurance. Workers’ Compensation and Employer’s Liability Insurance (as required by state law).

(e) Boiler and Machinery Insurance. If Tenant installs any boiler, pressure object, machinery, fire suppression system, supplemental air conditioning, or other mechanical

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equipment within the Premises, Tenant shall also obtain and maintain at Tenant’s expense, boiler and machinery insurance covering loss arising from the use of such equipment.

(f) Other Insurance. Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, amounts and for insurance risks against which a prudent tenant would protect itself.

Landlord shall obtain and maintain throughout the Term the following policies of insurance:

(a) All-risk property damage insurance on the Building, Building improvements and personal property owned by Landlord in the amount of the full replacement values thereof, as the values may exist from time to time; and

(b) General liability insurance covering Landlord’s operations and the Building with combined single limits of not less than $1,000,000 per occurrence for bodily injury and property damage.

All such policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies qualified to issue insurance in the State of Utah and holding a General Policyholder’s Rating of “A-” and a Financial Size Rating of “VIII” or better, as set forth in the most current issue of Best’s Key Rating Guide. Such insurance shall provide that it is primary insurance, and not contributory with any other insurance in force for or on behalf of Landlord. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates and endorsements evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent, if Tenant fails to so notify Landlord. If Landlord obtains any insurance that is the responsibility of Tenant under this Section 26. Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party and obtain such waiver of subrogation if it is obtainable at no extra cost or expense to the insured (or if there is an extra cost if the other party pays such extra cost).

29. Brokerage. Each party warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than the Brokers (as defined in the Basic Lease Information), and each party agrees to defend and indemnify the other against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers who claims same by, through or under such party.

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30. Building Name. Landlord reserves the right at any time, upon thirty (30) days prior notice to Tenant, to give a name to the Building or to change the name by which the Building is designated.

31. Estoppel Certificates. Tenant agrees to furnish from time to time when reasonably requested by (a) Landlord, (b) a Holder or a Lessor, or (c) any prospective Holder, Lessor or purchaser of the Building or the Property, a certificate signed by Tenant confirming such factual certifications and representations as to the terms and conditions of this Lease and amendments, if any, as may be deemed appropriate by Landlord or any such Holder, Lessor, or purchaser, and Tenant shall, within fifteen (15) days following Tenant’s receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. In the event Tenant fails to return a fully executed copy of such certificate to Landlord within said fifteen-day period, then Tenant conclusively shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

32. Notices. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant or Landlord, shall be deemed to be complied with when and if the following specs are taken:

(a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to, and must be received by, Landlord on the date due and at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) Any notice, request or documents (excluding Rent and other payments) permitted or required to be delivered hereunder must be in writing and shall be deemed delivered upon receipt if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified mail (with or without return receipt requested), addressed to Tenant and Landlord (with a copy to Landlord’s Counsel) at the respective addresses set forth in the Basic Lease Information or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith. To be effective, any notice sent to Landlord must also be sent to Landlord’s Counsel.

If and when included within the term “Tenant” as used in this Lease there are more than one person, firm or corporation, all shall arrange among themselves for their joint execution of such notices specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the term “Tenant” shall be bound by notices and payments given in accordance with the provisions of this Paragraph the same as if each had received such notice or payment.

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33. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

34. Amendments: No Waiver: Binding Effect. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the party making the waiver and addressed to the other party, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

35. Quiet Enjoyment. Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or Landlord’s successors or assigns, subject to (i) the terms and conditions of this Lease, including the performance by Tenant of all of the terms and conditions of this Lease to be performed by Tenant, including the payment of rent and other amounts due hereunder, and (ii) actions and claims of any person or entity holding superior title to that of Landlord, including, but not by way of limitation, any person or entity who holds an interest in the Premises to which the leasehold interests created by this Lease is subordinate.

36. Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

37. Joint and Several Liability. [Intentionally Deleted].

38. Certain Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for Set-off or abatement of Rent. Any such

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reserved rights shall be exercised reasonably and, in connection with any of the following activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.:

(a) To make repairs to the Premises and to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Buildings and/or the Park, or any part thereof, and for such purposes to enter upon the Building or other parts of the Park and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building or other parts of the Park, to interrupt or temporarily suspend Building services and facilities, to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the arrangement and location of all parking areas, sidewalks and driveways situated upon the Land or elsewhere in the Park, all without abatement of Rent or affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible.

(b) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(c) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

(d) To take all such reasonable measures as Landlord may deem advisable for the security of the Property and its occupants, including, without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after Customary Business Hours and on Saturdays, Sundays and Holidays, subject, however, to Tenant’s right to admittance when the Building is closed after Customary Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during Customary Business Hours, use a pass key, or identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

39. Notice to Lender. Tenant agrees to deliver by certified mail to any Holder or Lessor a copy of any written notice of nonperformance given by Tenant to Landlord, specifying the alleged failure to perform in reasonable detail, provided that prior to giving any such notice to Landlord, Tenant has been notified in writing of the address of such Holder or Lessor. Tenant further agrees that if Landlord fails to cure any nonperformance within the time provided for in this Lease, then any such Holder or Lessor shall have an additional thirty (30) days within which to cure such nonperformance, or if same cannot be cured within that time, then such additional

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time as may be necessary for cure if, within such sixty-day period, such holder or lessor has commenced performance of such obligation and diligently pursues the same to completion, including but not limited to commencement of foreclosure proceedings necessary to effect such cure.

40. Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

41. Miscellaneous.

(a) Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

(b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

(c) There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

(d) Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Property, or any portion thereof, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

(e) The submission of this Lease to Tenant for examination does not constitute an offer, reservation or option in favor of Tenant, and Tenant shall have no rights with respect to this Lease or the Premises unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

(f) This Lease shall be subject to any and all easements, rights-of-way, covenants, liens, conditions, restrictions, outstanding mineral interest and royalty interests, if any, relating to the Park, to the extent, and only to the extent, same still may be in force and effect and either shown of record in the Office of the County Clerk of Utah County, Utah or apparent on the Property.

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(g) Tenant shall not bring or permit to remain on the Premises any asbestos, lead, PCBs, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation (“Hazardous Materials”). Tenant’s violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys’ fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence or any release of any Hazardous Materials on, under, or about the Premises during Tenant’s occupancy or control of the Premises. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence or release of any Hazardous Materials in, on, under, or about the Premises during Tenant’s occupancy of the Premises in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this Paragraph, upon learning of the presence or any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. Notwithstanding the foregoing, Tenant may use and store types and quantities of materials and substances which may be or contain hazardous substances, provided that the same are of the type and in the quantities customarily found or used in offices for use of similar businesses, including packaging materials, commercial cleaning fluids and photocopier fluids. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

(h) Tenant shall not record this Lease.

(i) If Tenant is a corporation or association, Tenant shall deliver to Landlord upon execution of this Lease a certified copy of a resolution of its board of directors or executive committee authorizing the execution of this Lease and naming the officers who are authorized to execute this Lease on behalf of Tenant. Notwithstanding the preceding sentence, Tenant shall be bound by the signature of any officer of Tenant purporting to have the necessary authority to sign this Lease, but Landlord may elect to terminate this Lease if Landlord has not received and approved the form of such a resolution within sixty (60) days of the execution of this Lease.

(j) The term “business day,” when used herein, shall mean every day that is not a Saturday, Sunday or Holiday.

(k) Except as expressly provided herein, whenever this Lease calls for a consent or approval of Landlord, or the exercise of Landlord’s judgment, the granting or denial of such approval and the exercise of such judgment shall be within the sole discretion of Landlord

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and Landlord shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any manner regardless of the reasonableness of either the request or Landlord’s judgment.

(1) Tenant shall have the right to use the Shared Park Facilities on a non-exclusive basis together with Landlord and all other occupants of the Park subject to the rules and regulations promulgated or to be promulgated by Landlord with respect to the use of the Shared Park Facilities. Landlord reserves the right at its sole discretion to discontinue any amenities as part of the Shared Facilities. Landlord reserves the right to change the availability and use of the Shared Park Facilities, provided such changes are applicable to all tenants at the Park.

(m) Tenant shall summon the appropriate municipal emergency forces (police, fire department, or ambulance, as the case may be) in the event of fire, serious injury or other emergency in the Premises immediately upon obtaining knowledge thereof. Immediately after summoning municipal emergency forces, Tenant shall advise Landlord and the security forces. Tenant shall cooperate fully with local and/or regional emergency forces and with Landlord during any emergency.

(n) Tenant acknowledges that certain of Landlord’s employees and its agents will, in response to a signal by Landlord, assist Landlord in addressing an emergency in the Park. None of these personnel will be held liable by Tenant for any actions taken in responding to an emergency in the Park; further, Tenant shall indemnify and hold Landlord, its agents and employees harmless from and against any and all claims brought by Tenant’s employees, contractors, agents or invitees and any of their dependents, heirs, successors or assigns arising out of any act or omission, including negligence, which may occur while responding to an emergency in the Park.

(o) All payments required to be made hereunder other than Basic Rental shall constitute additional rent hereunder. Landlord shall have the same rights and remedies with respect to the non-payment of additional rent as it is with respect to the non-payment of Basic Rental.

(p) If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of five (5) days from the date Landlord gives Tenant notice of the default. Bills for any such expenses incurred by Landlord, and bills for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, involved in collecting the Rent or enforcing any rights against Tenant or Tenant’s obligations hereunder, may be sent by Landlord to Tenant immediately, and such amounts shall be due and payable in accordance with their terms.

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42. Force Majeure. If Landlord is delayed in performing an obligation of Landlord hereunder as a result of strikes, lockouts, shortages of labor, fuel or materials, acts of God, legal requirements, fire or other casualty, or any other cause beyond Landlord’s control, then performance of such obligation shall be excused for the period of such delay, and the period to perform such obligation shall be extended by the number of days equivalent to the number of days of such delay. Landlord shall not be required to settle or compromise any strike, lockout or other labor disputes, the resolution thereof being within the sole discretion of Landlord.

43. Applicable Law. This Lease shall be governed in all respects by the laws of the State of Utah. Landlord and Tenant intend to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or detention of money exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance, Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the Rent; and if such amount which would be excessive interest exceed the Rent, then such additional amount shall be refunded to Tenant.

44. Third Party Rights. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

45. Americans With Disabilities Act. Landlord and Tenant acknowledge that during the term of this Lease, the Americans With Disabilities Act, 42 U.S.C.A. §12101 et seq. (the “Act”), may require modifications to the Premises, the Building and to the Park. With respect to the Act, Landlord and Tenant agree as follows:

(a) Landlord shall be responsible for any modifications to the Premises required to bring the Premises into compliance with the Act as it reads as of the date of commencement hereof.

(b) Landlord shall modify the improvements which constitute the Building (other than the Premises) and the Shared Park Facilities if required to bring the Building and the

29

Shared Park Facilities in compliance with the Act, as same may be modified from time to time. The cost of such modifications shall be amortized upon such reasonable basis as Landlord may elect and shall be included in the Operating Expenses.

(c) If, during the term hereof, changes in the Act require modifications or alterations to the Premises or if Tenant makes any changes to the Premises that cause the Premises to be out of compliance with the Act, Tenant shall, following notification of Landlord, be responsible for, and expressly agrees to pay (or reimburse Landlord) for the cost of any modifications or alterations required to bring the Premises into compliance with the Act. All alterations and modifications to the Premises shall be done in a good and workmanlike manner and in accordance with the provisions of Paragraph 7 above, and with plans and specifications approved in writing by Landlord.

(d) Each party shall indemnify and hold the other harmless from and against any and all fines, suits, claims, demands, losses and actions (including attorneys’ fees and costs and court costs) arising out of or related to the other’s failure to perform any of its obligations under this Paragraph 43.

46. Site Plan and Restrictive Covenants. Tenant agrees that it will not occupy or use the Premises in violation of or perform any act which violates the site plan for the Park or any of the Restrictive Covenants, as they may hereafter be amended from time to time.

47. Access Control Services. Landlord currently provides basic access control services, which include card access, security patrols and limited camera surveillance. Landlord shall provide one access card, without charge but subject to change without notice, to each employee at the beginning of the Lease Term and to each new employee when they are employed. There will be a $15.00 charge, subject to adjustment without notice, to the Tenant for each card that needs to be replaced or changed for any reason, and that is not returned at the end of the Lease. Landlord will provide two keys to the locks on the corridor doors entering the Premises, with additional keys to be furnished by the Landlord at Tenant’s expense. The Landlord at Tenant’s expense shall provide any keys or locks needed within the Premises. Landlord and Tenant shall cooperate in good faith to coordinate access policies, procedures, and codes for employees, maintenance personnel, security personnel, and other persons who may need access to the Premises.

Landlord’s security personnel shall have access to patrol and monitor all reasonable areas, including without limitation server rooms, boilers, chillers, telephone rooms, conduit areas, common areas, and office space. Notwithstanding the foregoing, any security services are provided at the complete discretion of the Landlord and are not to be construed as an obligation of the Landlord under the Lease, except that Landlord shall have the obligation to maintain and repair the card access equipment as part of the Operating Expenses (defined in Exhibit E) as long as Landlord uses such card system to control access to the building. Landlord reserves the right

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to change these services upon notice. Landlord shall not be held liable for any failure to provide security services or take other security measures for the Building or Park.

48. Non Disclosure\Confidentiality. Landlord and Tenant acknowledge and agree that the Terms and Conditions contained herein will remain confidential between the parties to the Lease and no proposals, lease drafts, Leases, Amendments or summaries of any kind will be distributed, copied, or otherwise transmitted, orally or in writing to any other third party entity or person except as necessary to assist such party in fulfilling its obligations, or understanding or exercising its rights, under the Lease.

49. Exhibits and Attachments. All exhibits and attachments, riders and addenda referred to in this Lease and the exhibits listed below and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

Exhibit A	- Site Plan of the Park
Exhibit B	- Building G First Floor Premises
Exhibit B-1	- Building G Second Floor Premises
Exhibit B-2	- Building K Premises
Exhibit C	- Rules and Regulations
Exhibit D	- Minimum Standard Building and Interior Finishes
Exhibit E	- Operating Expenses
Exhibit F	- Bankruptcy
Exhibit G	- Shared Park Facilities
Exhibit H	- Restrictive Covenants
Exhibit I	- Parking
Exhibit J	- Signage
Exhibit K	- Janitorial Specifications
Exhibit L	- Leasehold Improvement – Work Letter

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DATED as of the date first written.

LANDLORD:	TCU – CANYON PARK, LLC, a Utah limited liability company

	By:	Technology Center of Utah Management Company, Inc.

Date: July 11, 2014	By:	/s/ Allen Finlinson
	Name:	Allen Finlinson
	Title:	President

TENANT:	VIVINT SOLAR, Inc., a Delaware corporation

Date July 7, 2014	By:	/s/ Paul Dickson
	Name:	Paul Dickson
	Title:	VP OPPS

EXHIBIT A

SITE PLAN OF THE PARK

1600 NORTH
Canyon Park
Technology Center
West End Park
C
B
A
D
E
F
G
H
S
L
M
J
K
Q
W
TECHNOLOGY AVENUE
MURDOCK CANAL TRAIL
TECHNOLOGY WAY
TIMPANOGOS PARKWAY
NOT PART OF CPTC
NOT PART OF CPTC
NOT PART OF CPTC
NOT PART OF CPTC
650 EAST
800 EAST
1200 NORTH
EXHIBIT A

EXHIBIT B

BUILDING G FIRST FLOOR

EXHIBIT B-1

BUILDING G FIRST FLOOR

EXHIBIT B-2

BUILDING K PREMISES

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Property and the Park and to each portion thereof:

1. Smoking will not be permitted within the Building or any other Park Building. No tenant or tenant’s agent, employee, invitee or contractor may smoke anywhere on the Land other than areas outside the Building which are expressly designated as smoking areas.

2. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from that tenant’s premises and for going from one to another part of the Park.

3. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant’s agents, employees or invitees shall be paid by such tenant and Landlord shall not in any case be responsible therefor.

4. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other exterior part of the Building (or be visible from any public or common area) unless they are of such color, size and style and in such places as shall be first approved in writing by Landlord. Landlord, at each tenant’s sole cost and expense, shall install all letters or numbers by or on doors in such tenant’s premises which letters or numbers shall be in Building standard graphics. No nails, hooks or screws shall be driven or inserted in any part of the Building outside the premises except by any Building maintenance personnel nor shall any part of any Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

5. One key to the locks on the corridor doors entering each tenant’s premises shall be furnished by Landlord free of charge, with any additional keys to be furnished by Landlord to each tenant, at such tenant’s cost. Landlord shall provide all locks for other doors in each tenant’s premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in or to its premises without Landlord’s prior written consent. All such keys shall remain the property of Landlord. Each tenant shall give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in such tenant’s premises.

6. With respect to work being performed by tenants in any premises with the approval of Landlord, all tenants will refer all contractors, contractors’ representatives and installation technicians rendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrances, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material or merchandise which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such reasonable hours as Landlord shall designate. All such movements shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include Landlord’s determination, and be subject to Landlord’s decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenants shall assume all risk as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from time of entering the Property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

8. Landlord may prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant. Each tenant shall bear all costs incurred by Landlord or such tenant in determining the feasibility or actual installation of any such heavy equipment. A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

9. Corridor doors, when not in use, shall be kept closed.

10. Each tenant shall cooperate with Landlord’s employees in keeping its premises neat and clean.

11. Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from the premises or public areas or for any damages to any property thereon from any cause whatsoever.

12. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any premises except by persons appointed or approved by Landlord in writing.

13. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Except as provided in each tenant’s lease, electric current shall not be used for heating or nonstandard power requirements without Landlord’s prior written permission.

14. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s premises, except as may be allowed by law.

16. No machinery of any kind shall be operated by any tenant in its premises without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

17. No portion of any tenant’s premises shall at any time be used or occupied as sleeping or lodging quarters.

18. Each tenant and its agents, employees and invitees shall park only in those areas designated by Landlord for parking and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Landlord’s prior written consent.

19. Landlord will not be responsible for lost or stolen property, money or jewelry from any tenant’s premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

EXHIBIT D

Minimum Standard

Building and Interior Finishes

I.	PARTITIONS:

A.	Fire Rated Gypsum Partitions:

1.	3 5/8” – 25 gauge minimum stud thickness at 16” oc minimum.

2.	5/8”, type “X” drywall, one layer each side from floor slab to underside of structure. (One hour fire rated assembly) as per UBC.

3.	Partition to be taped and finished smooth to receive paint or wall covering. Penetrations through walls shall be sealed and openings shall be fire rated as required by local building codes. Minimum level 4 drywall finishes required at all exposed drywall surfaces.

4.	The end of the wall must occur at a building column or at a vertical window mullion and sealed.

B.	Interior Partitions:

1.	3 5/8” – gauge minimum stud thickness at 16” oc minimum.

2.	5/8” drywall, one layer each side of floor to ceiling

3.	Partition to be taped and finished smooth ready for paint or wall covering. Minimum level 4 drywall finish required at all exposed drywall surfaces.

4.	Interior partitions that end into glazing or vertical mullions are to be finished in coordination with the Canyon Park facilities manager.

5.	Partition height from floor to 6” above lay-in ceiling.

6.	In the case of Movable wall system (Vaughn Wall) the partition shall go to the ceiling grid.

Gypsum Board Standard shall meet or exceed GA-216 by the gypsum association.

C.	Unitized Panel Partitions (Movable Walls):

1.	2 1⁄4” Vaughn Wall by Herman-Miller

2.	Height: Floor to Ceiling Grid

3.	Pre-finished with fabric backed 15 oz., type I, Vinyl wall covering.

4.	Rigid Vinyl base and Ceiling Trim as supplied by the manufacturer of the panel system. Pre-formed base conditions for corners and starts. Color to be “HT” – Inner Tone.

5.	Vinyl Color to be #8302 – Inner Tone Ultra-Light

6.	Frame paint to match Vinyl Color.

7.	Spline Color to match base and ceiling trim

8.	Glazing to match section II requirements of this document.

9.	Doors, Door hardware and locks to match section II requirements of this document.

II.	DOORS / FRAMES / HARDWARE:

A.	Exit Way Assembly:

1.	Doors – Premium Grade – 3’-0” wide x 86” tall. Rated as required by the local building code.

2.	Solid core, plain sliced red oak, matching hardwood vertical edges.

Finish:	Match existing building standard. Coordinate with Canyon Park facilities manager for formula.

3.	5-ply, 1/50” (min) veneer, pre-machined.

4.	Acceptable Manufacturers: Weyerhaeuser, Eggers

5.	Frames: 18 gauge, hollow metal painted to match Canyon Park standard. Refer to paint specification. Rated as required by the local building code.

6.	Sidelight – 24” wide per door leaf.

7.	Glazing:

a.	1⁄4” wired glass. Pattern to match existing building standard or as approved by Canyon Park facilities manager.

b.	Size of glass to match door height and as coordinated with the Canyon Park facilities manager.

8.	Hinges:

a.	(3) 4 1⁄2” x 4 1⁄2” ball bearing butt hinges.

b.	Finish to match locksets.

c.	Acceptable manufacturers: McKinney, Hager, Stanley

9.	Locksets:

a.	Yale lever type handle SPB 5401 series or when used with existing panic hardware use matching Sargent product that integrates with existing panic hardware and as approved by Canyon Park facilities manager.

b.	Finish US26D

10.	Lock Cylinders: ASSA

11.	Stops: Walls: Quality 302 series finish to match lockset

12.	Door Closer: LCN series 4040

13.	Smoke Seal: Pemko – PK55D series

B.	Exterior Metal Doors: Review with Canyon Park facilities manager

C.	Interior Door Assembly (non-exit):

1.	Doors – Premium Grade – 3’-0” wide x 86” tall. Rated as required by the local building code.

2.	Solid core, plain sliced red oak, matching hardwood vertical edges.

Finish: Match existing building standard. Coordinate with Canyon Park facilities manager for formula.

3.	5-ply, 1/50” (min) veneer, pre-machined

4.	Acceptable Manufacturers: Weyerhaeuser, Eggers

5.	Frames: 18 gauge, hollow metal painted to match Canyon Park standard. Refer to paint specification.

Rated as required by the local building code.

6.	Sidelight – 24” wide per door leaf.

7.	Glazing:

a.	1⁄4” glass

b.	Size of glass to match door height and as coordinated with the Canyon Park facilities manager.

8.	Hinges:

a.	(3) 4 1⁄2” x4 1⁄2” ball bearing butt hinges.

b.	Finish to match lockset

c.	Acceptable manufacturers: McKinney, Hager, Stanley

9.	Locksets:

a.	Yale lever type handle SPB 5401 series

b.	Finish US26D

c.	When lockset interfaces with fire hardware: Sargent

10.	Lock Cylinders:

a.	ASSA

11.	Stops:

a.	Walls: Quality 302 series, finish to match lockset

12.	Door Closer:

a.	LCN series 4040

13.	Fire hardware (panic):

a.	Sargent H-755129

14.	Storefront Systems

a.	Bronze anodized aluminum with tempered glass.

III.	FINISHES:

A.	Gypsum Wall Painting:

USG Level 4 drywall finish

One coat of interior wall primer, tinted to match finish color.

Two coats of satin interior latex paint applied with a roller.

Building standard base: Devoe, Regency Luster Satin #DR3549 with the following color formula:

Colorant Formula: PPG C-1 L-10

See Canyon Park facilities manager for paint formulas for specific locations that vary from base.

B.	Clear finish over stained wood:

Polyurethane three coats on stained hardwood.

C.	Metal Doors and Frames:

One coat of oil alkyd metal primer as recommended by manufacturer. Color to match existing.

Two coats of Devote Devoe– Alkyd Urethane Enamel Semi-Gloss. Color to match existing.

D.	Floor Covering:

1.	Carpet (broadloom):

Weight – 24oz minimum;

10 year wear warranty.

Direct Glue installation

Acceptable manufacturers: Shaw, Milliken, Interface

Colors: to match building standard colors and as approved by the Canyon Park facilities manager.

2.	Carpet (carpet tile):

Weight – 20 oz. minimum;

10 year wear warranty.

Direct Glue installation

Acceptable manufacturers: Shaw, Milliken, Interface

Colors: to match building standard colors and as approved by the Canyon Park facilities manager.

E.	Floor Tile:

12x12x3/8” marble, porcelain, or stone to match existing in lobbies and reception areas. Grout color to match existing.

F.	Vinyl Composition Tile:

Selected from manufacturers standard line of VCT.

Manufacturers: Armstrong – Imperial

G.	Wall to Floor Base:

1.	Building Entry

Marble, porcelain or stone to match existing flooring. Grout to match existing.

2.	Corridors and office pods:

4”: rubber cove with pre-molded exterior corners – smoke gray

Manufacturer: Roppe

IV.	ACOUSTIC CEILING:

Ceiling Height as per existing or as approved by the Canyon Park facilities manager.

Ceiling Tile: 2’x2’x5/8” Armstrong “Cortega” series lay-in tiles, white color.

Grid: Armstrong “Prelude” 7300D series, white color.

Ceiling Grid supported as per local building codes.

V.	WINDOW COVERING:

1” Mini-Blinds, Bronze color to match window wall system.

Manufacturer: Levolor

VI.	MILLWORK AND CABINETS:

Laminated plastic top, edge, and splash or as approved by the Canyon Park facilities manager.

Color to match building standard.

Red oak frames, door fronts.

Stained and finished to match interior doors.

VII.	PLUMBING;

A.	Restroom Lavatories – Eljer.

B.	Shower Room Lavatories – Toto wall mounted ADA compliant lavatory – Cotton Finish. Model: LT307.

C.	Break Room Sinks – Elkay. Stainless Steel

D.	Toilet – Match building standard. Tank type.

E.	Urinals – Match building standard. Wall mounted, Sloan Valve. ADA compliant.

F.	Piping as required by local codes.

G.	Soap dispensers: Match existing building standard.

H.	Faucets – Moen. ADA compliant. Chateau style – Chrome. Model: L4621

I.	Mirror – Bobrick one-piece channel frame. Dimensions are to be 36 inches tall by countertop or lavatory width - Shiny Stainless Steel. Model: B-165

J.	Shelf – Bobrick 18-inch Hemmed Edge - Satin Finish. Model: B-296

K.	Hook Strip – Bobrick 24 inch, three (3)-hook strip - Satin Finish. Model: B-232

L.	Showerhead – Moen Posi-Temp showerhead - Chrome Finish. Model: L2352

M.	ADA Shower Grab Bars – Bob rickBobrick Concealed Mounting with Snap Flange - Satin Finish. Length to meet ADA requirements for LL- approved shower size. Model: B-6806

N.	Towel Bar – Bobrick Surface-Mounted -18 inch bright polished stainless steel. Model: B-673

O.	Shower Bench – Bobrick Phenolic ADA Reversible Folding Shower Seat. Model: B-5181

P.	Shower Curtain Rod – Bobrick Curtain Rod Concealed Mounting - Satin Finish. Rod length to be determined by LL-approved shower dimensions. Model: B-207

Q.	Shower Curtain – Bobrick Vinyl Shower Curtain. Length to be determined by LL- approved shower opening length. Model: 204-2

R.	Shower Curtain Hooks – Bobrick One (1) inch Stainless Steel Curtain Hooks. Seven (7) hooks per curtain, Model: B204-1

S.	Shower Light – Halo – Four (4) inch Incandescent Light – Satin Nickel Ring Finish. Model: 951SNS

T.	Shower Ventilation – Broan Ultra Silent Bathroom Fan. Model: QTRll0

U.	Paper Towel Dispenser – Bobrick Classic Series Surface Mounted Paper Towel Dispenser – Satin Finish. Model: B-262

	Lavatory	Faucet	Mirror	Shelf	Towel Bar
Break Room	Elkay	Moen	—	—	—
Bathroom	Eljer	Moen	Bobrick	Bobrick	Bobrick
Shower Room	Toto	Moen	Bobrick	Bobrick	Bobrick

VIII.	FIRE SPRINKLERS:

Chrome semi-recessed heads and escutcheons. Installed as per local building codes.

Manufacturer: Reliable – Model F1 for heads and escutcheons

IX.	HEATING AND AIR CONDITIONING DISTRIBUTION:

A.	Supply Air Diffusers: Slot type (match existing), white to match ceiling grid.

B.	Return Air Grille – perforated grills (match existing), white to match ceiling grid.

Thermostats, Distribution duct as per building standards throughout.

C.	Mechanical Controls: Match building standard.

D.	Maximum acceptable length of Flex Duct is 7 feet.

X.	LIGHTING:

A.	Light Fixtures:

Fluorescent Fixtures: 3 Lamp, T8 with electronic ballasts.

Lamps: ANSI Standards, C78 series. Phillips environmental lamps.

Acrylic Lens: Grade A12.125

Manufacturer: Lithonia, Hubbell, Metalux, Columbia

Emergency Fluorescent Power Supply: meet UL 924 minimum

Incandescent Fixtures comply with UL 1571.

Exit Signs: UL 924, self-powered battery type and self-powered luminous source type.

Snap Switch Assembly: Meet UL 20 and NEMA WD 1, AC switches.

B.	Smoke Detection, Alarm and Communications Systems:

UL 268, self-restoring type with visual indicator, photoelectric and ionization-types.

C.	Shower Light – Halo – Four (4) inch Incandescent Light – Satin Nickel Ring Finish.

Model: 951SNS

XI.	POWER:

Quality Assurance meet NEC, NEMA WD 1 UL

A.	Wall Outlets:

Duplex receptacle – Federal Specification 596; Single and combination type cover plates, nylon with smooth plastic finish. Receptacle color is ivory.

Uninterrupted power supply (UPS) use ivory receptacle.

Mount at minimum height as required by National Electric Code.

XII.	TELEPHONE/DATA

A.	Wall Telephone Outlets:

Empty single gang box with  3⁄4” conduit stubbed from wall cavity into ceiling space. Mount at some height as power wall outlets. CAT5e | CAT6 drops with plenum rated wire.

EXHIBIT E

OPERATING EXPENSES

In addition to the Basic Rental payable by Tenant under this Lease, Tenant shall pay additional rent determined as follows:

(1) The Operating Expenses (as hereinafter defined) attributable to the Premises shall be computed by multiplying the “Operating Expenses Per Square Foot of RA” (as defined in Paragraph (8) below) by the RA of the Premises. For the purposes of this Exhibit E, the term “Operating Expenses” shall mean the sum of (i) any and all costs, expenses and disbursements of every kind and character, which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in, operation, maintenance, repair, replacement and security of the Applicable Leased Buildings (as hereafter defined), or any portion thereof and (ii) the Applicable Share (as hereunder defined) of all costs, expenses and disbursements of every kind and character which Landlord shall incur, pay or become obligated to pay in connection with the ownership, operation, maintenance, repair, replacement and security of the Shared Park Facilities in each instance, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

(a)	Wages, salaries and other benefits of all employees of Landlord and/or any managing agent who are engaged in the operation, repair, replacement, maintenance and security of the Applicable Leased Buildings and/or the Shared Park Facilities and any property manager for the Park (including without limitation, payroll, unemployment, social security and other taxes, insurance, vacation, holiday and sick pay and other fringe benefits, but excluding any profit sharing benefits) management fees of any managing agent of the Applicable Leased Buildings and/or the Shared Park Facilities and legal fees and expenses incurred in connection with the Applicable Leased Building and/or the Shared Park Facilities.

(b)	All supplies, equipment and materials used in the operation, maintenance, repair, replacement and security of all or any portion of the Applicable Leased Buildings and/or the Shared Park Facilities. A charge for depreciation of equipment so used may be included in Operating Expenses.

(c)

Annual cost of all capital improvements made to the Applicable Leased Buildings and/or the Shared Park Facilities which although capital in nature can reasonably be expected to reduce the normal operating costs of the

Applicable Leased Buildings and/or the Shared Park Facilities, as well as all capital improvements made in order to comply with any statutes, rules, regulations or directives of any governmental authority relating to energy conservation, public safety or security or access for disabled individuals, as amortized (with interest on the unamortized balance at the market rate then generally available for such improvements) over the useful life of such improvements by Landlord for federal income tax purposes.

(d)	Cost of all utilities, other than the cost of excess or individually metered utilities supplied to tenants of the Applicable Leased Buildings which is actually reimbursed to Landlord by such tenants.

(e)	Cost of all maintenance and service agreements on equipment relating to or in the Applicable Leased Buildings and/or the Shared Park Facilities, including without limitation alarm service, HVAC service, security service, and elevator maintenance, and window cleaning for the Applicable Leased Buildings and/or Shared Park Facilities.

(f)	Cost of casualty, rental abatement and liability insurance applicable to the Applicable Leased Building and/or the Shared Park Facilities and Landlord’s personal property, equipment and fixtures used in connection therewith, together with any other insurance deemed necessary or desirable by Landlord or any holder of a lien secured by the Property, including any deductible under any policy of insurance.

(g)	Cost of repairs, replacements and general maintenance of the Applicable Leased Buildings and/or the Shared Park Facilities or any portion thereof.

(h)	Cost of service or maintenance contracts for the operation, maintenance, repair, replacement or security of the Applicable Leased Buildings and/or the Shared Park Facilities or any portion thereof, including without limitation janitorial and cleaning contracts.

(i)	Any costs incurred by reason of easements or restrictions affecting all or any portion of the Applicable Leased Buildings and/or the Shared Park Facilities (including without limitation any fees, charges or assessments of any property owners association) and any costs incurred in the operation, maintenance, repair, replacement and security of the common and public areas on or serving the Property, or any portion thereof, including, but not limited to, the parking garages or parking facilities serving the Applicable Leased Buildings and/or the Shared Park Facilities.

“Operating Expenses” shall not include capital improvements made to the Applicable Leased Buildings and/or the Shared Park Facilities, other than (A) capital improvements described in subparagraph (l)(c) above and (B) items which, though capital for accounting purposes, are properly considered maintenance and repair items (such as painting of common areas, replacement of carpet, and the like), or payments made by Tenant or other tenants of the Applicable Leased Buildings, either to third parties or to Landlord, under agreements for direct reimbursement for services.

“Operating Expenses” shall also not include the following expenses: (i) allowances specified in the Lease for expenses incurred by Landlord for improvements to the Property, (ii) leasing commissions, and all noncash expenses (including depreciation), except for the amortized costs specified above, (iii) land or ground rent, if applicable, and (iv) debt service on any indebtedness secured by the Park (except debt service on indebtedness to purchase or pay for items specified as permissible “Operating Expenses”), (v) the excess cost of any work or service performed for or facilities furnished to any tenant of the Park to a substantially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant hereunder; (vi) sums which constitute insured repairs or other work necessitated by fire or other casualty; (vii) sums incurred for the alteration or renovation of vacant or vacated space in the Park; (viii) expenditures paid to a related corporation, entity or persons which are in excess of the amount which would be paid in the absence of such relationship; (ix) expenditures resulting from the relocation or moving of tenants in the Park to another location within the Park; and (xii) any income, franchise or corporate tax, any leasehold taxes on other tenants’ personal property, sales, capital levy, capital stock, excess profits, transfer, revenue, or any other tax, assessment or charge upon or measured by rent payable to Landlord. Operating Expenses shall not exceed the reasonable, customary and ordinary cost for such items.

(2) For purposes of determining, “Excess Taxes” (as such term is defined in the Basic Lease Information), “Taxes Per Square Foot of RA” shall mean Taxes, (hereinafter defined) attributable to the Applicable Leased Buildings divided by the aggregate rentable square feet of office space in the Applicable Leased Buildings. As used herein, the term “Taxes” shall mean all taxes and assessments and government charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes or assessments attributable to the Applicable Leased Buildings and its operations, excluding, however, federal and state taxes on income (except as specifically permitted by this subparagraph (2), together with all costs and expenses of contesting the validity or amount of such taxes and assessments. If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of the Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents of the Applicable Leased Buildings, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for purposes of this Exhibit E. Notwithstanding the foregoing, if during any calendar year the Applicable Leased Buildings are not separately taxed from other portions of the Park, then the term Taxes per Square Foot of RA shall be deemed equal to the Taxes for the entire Park multiplied by Applicable Share and divided by the aggregate rentable square feet in the Applicable Leased Buildings.

(3) During the Lease Term, Tenant shall pay as a component of the Adjusted Rental, the Excess Operating Expenses and the Excess Taxes (both as defined in the Basic Lease Information). With respect to each calendar year during the Lease Term commencing with calendar year 2015, Landlord shall have the option of making a good faith estimate of the Excess Operating Expenses and the Excess Taxes for the calendar year in question or the upcoming calendar year as the case may be, and upon thirty (30) days written notice to Tenant may require that Tenant pay said estimated Excess Operating Expenses and estimated Excess Taxes in equal monthly installments in the manner and at the times set forth in Paragraph 3 of the Lease for payment of the Adjusted Rental. Alternatively, Landlord may require payment of the Excess Operating Expenses and the Excess Taxes in a lump sum at the time when the Operating Expenses and Taxes are available for each calendar year. For purposes of calculating the Excess Operating Expenses and the Excess Taxes payable with respect to any fractional calendar year during the Lease Term, Landlord may either (i) estimate Operating Expenses and Taxes for the portion of the Lease Term during such partial year, or (ii) estimate Operating Expenses and Taxes for the entire calendar year and reduce the same to an amount bearing the same proportion to the full amount of estimated Operating Expenses and estimated Taxes for such year as the number of days in such fractional calendar year bears to the total number of days in such full calendar year. All payments of Excess Operating Expenses and Excess Taxes based upon an estimate of Landlord shall be subject to adjustment as more particularly described in Paragraph 3 of this Exhibit E.

(4) On or before May 1 of each calendar year during the Lease Term (or of the calendar year immediately succeeding the termination of this Lease), or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of the Operating Expenses, the Operating Expenses Per Square Foot of RA and the RA of the Premises for the previous calendar year. If Tenant’s total payments of Excess Operating Expenses for any calendar year (or portion thereof) during the Lease Term (based on Landlord’s estimate of the Excess Operating Expenses) exceed the Excess Operating Expenses actually due during such year (or portion thereof), then Landlord, at Landlord’s sole option, either shall credit to Tenant’s account or shall refund to Tenant any overpayment. Likewise, Tenant shall pay to Landlord within ten (10) days after written demand, the amount by which the Excess Operating Expenses for any calendar year (or portion thereof) during the Lease Term, exceed the Excess Operating Expenses payments received by Landlord from Tenant for such calendar Year (or portion thereof).

(5) If the Applicable Leased Buildings taken as a whole shall be less than ninety- five percent (95%) occupied during any calendar year, Operating Expenses for such calendar year shall be increased to equal Operating Expenses for the Applicable Leased Buildings as if they were 95% occupied during such calendar year.

(6) Tenant’s obligation to pay additional rent pursuant to this Exhibit E shall survive any termination or expiration of this Lease, and shall continue and shall cover all periods up to the termination date of this Lease as calculated pursuant to the Basic Lease Information. If Landlord terminates this Lease without specifically waiving in writing Landlord’s right to seek damages against Tenant, Tenant’s obligations to pay any and all additional rent pursuant to this Lease shall not terminate as a result thereof.

(7) If Tenant disputes the amount of the Operating Expenses due hereunder, Tenant may designate, within sixty (60) days after receipt of the statement of the Operating Expenses, an independent certified public accountant or qualified third-party management company to inspect Landlord’s records. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Adjusted Rent that the accountant is able to save Tenant by the inspection. Any inspection must be conducted in Landlord’s offices at a reasonable time or times. Tenant shall complete the inspection and present any disputed charges, to Landlord, in writing, within six (6) months of receipt of the statement of the Operating Expenses. If Tenant fails to complete the inspection and present any disputed charges to Landlord within such six (6) month period, Tenant shall forfeit any rights to claim a refund, rebate, or return of the Operating Expenses set forth in the statement of the Operating Expenses. If, after such an inspection, Tenant still disputes the Operating Expenses, Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent certified public accountant (the “Third CPA”). A certification of the proper amount shall be made, at Tenant’s sole expense, by the Third CPA. That certification shall be final and conclusive. If as a result of such audit and certification, it is determined that Tenant was overcharged by more than five percent (5%) during any period covered by such audit and certification, then Landlord will pay the costs and expenses of such audit.

(8)	Definitions. As used herein,

(a)	the term “Applicable Leased Buildings” shall mean Buildings G and K as shown on the site plan for the Park; and

(b)	the term “Applicable Share” shall mean, with respect to the Operating Expenses of the Shared Park Facilities 9.9270% provided that if the RA of any Applicable Leased Building or any Park Building shall increase or decrease such percentage shall be appropriately modified, it being the intent of the parties that Applicable Share shall mean the aggregate RA of the Applicable Leased Buildings divided by the RA of all Park Buildings; and

(c)	the term “Operating Expenses Per Square Foot of RA” shall mean Operating Expenses during the calendar year in question divided by the aggregate RA of the Applicable Leased Buildings.

EXHIBIT F

BANKRUPTCY

(1) If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the United States Bankruptcy Code (the “Code”) and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of subparagraph a(i) are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after his appointment, this Lease will be deemed to have been rejected. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be cancelled. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

(a)	If Tenant files a petition for reorganization under Chapters 11 or 13 of the Code or a proceeding that is filed by or against Tenant under any other chapter of the Code is converted to a Chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph a, that:

(l) (A) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

(B) The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of the assumption.

(2) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this subparagraph a, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss Landlord incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord’s written statement of pecuniary loss sent to the trustee or the debtor-in-possession.

(3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under this Lease; provided, however, that:

(A) The trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of rental, an amount equal to two months’ Adjusted Rental and other monetary charges accruing under this Lease;

(B) From and after the date of the assumption of this Lease, the trustee or debtor-in-possession will pay when due each Adjusted Rental payment due hereunder; and

(C) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(4) Landlord has determined that the assumption of this Lease will not breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Premises.

(5) For purposes of this subparagraph a, “adequate assurance” means that:

(A) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant’s obligations under this Lease; and

(B) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or nonmonetary defaults under this Lease within the time periods set forth above.

(b)	In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph a and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for rearrangement under Chapter 11 of the Code, then Landlord may terminate, at its option, this Lease and all Tenant’s rights under it, by giving written notice of Landlord’s election to terminate.

(c)	If the trustee or the debtor-in-possession has assumed this Lease, under the terms of subparagraph a, to assign or to elect to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this subparagraph c, of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant

For the purposes of this subparagraph c, adequate assurance of future performance means that Landlord has ascertained that each of the following conditions has been satisfied:

(i) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease;

(ii) If reasonably requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord’s standards of credit worthiness: and

(iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit the assignment.

(d)	When, pursuant to the Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the Adjusted Rental then required to be paid by Tenant hereunder.

(e)	Neither Tenant’s interest in this Lease nor any estate of Tenant created in this Lease will pass to any trustee, receiver, or assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to this transfer. Landlord’s acceptance of rental or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to affect or alter (i) the need to obtain Landlord’s consent or (ii) Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

EXHIBIT G

SHARED PARK FACILITIES

TIMPANOGOS RESEARCH & TECHNOLOGY PARK

1600 NORTH
C
B
A
D
E
F
G
H
S
L
M
J
K
Q
W
800 EAST
1200 NORTH

Exhibit G Shared Park Facilities

EXHIBIT H

RESTRICTIVE COVENANTS

City of Orem TIMPANOGOS RESEARCH AND TECHNOLOGY PARK Appendix E DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

TIMPANOGOS RESEARCH AND TECHNOLOGY PARK

DECLARATION OF COVENANTS; CONDITIONS AND RESTRICTIONS

This Declaration is made this l0th day of April, 1984 by the City of Orem, Utah, a Utah municipal corporation, hereinafter referred to as “Declarant.”

WITNESSETH:

WHEREAS; Declarant is the owner of certain property in the City of Orem, County of Utah, State of Utah, known as the Timpanogos Research and Technology Park, which is more particularly described in “Exhibit A” attached hereto and by this reference incorporated herein, hereinafter referred to as the “Entire Property”; and

WHEREAS, Declarant desires to create on the Entire Property a research and technology park and desires to provide for the preservation of the values and amenities in said development. To this end, and for the benefit of the Entire Property and the Owners thereof, Declarant desires to subject the Entire Property to the covenants, conditions, restrictions, charges and liens hereinafter set forth; and

WHEREAS, Declarant desires to develop the Entire Property in individual units (hereinafter referred to as “Lots”), each of which shall be subject to this Declaration.

NOW, THEREFORE, Declarant hereby declares that the Entire Property described above shall be held, sold, conveyed, transferred, developed, leased, subleased, and occupied subject to the following covenants, conditions and restrictions which shall run with the Entire Property or any portion thereof and which are for the purpose of protecting the value and desirability of the Entire Property, and every portion thereof, and shall be binding upon all parties having any right, title, or interest in the Entire Property or any portion thereof, their heirs, successors and assigns, and shall inure to the benefit of each Owner thereof.

ARTICLE I

DEFINITIONS

Section 1. “Owner” shall mean the record owner, whether one or more persons or entities, fee simple title to any Lot which is part of the Entire Property (or in the event of a sale/leaseback transaction involving any Lot, the lessee or lessees thereunder) but excluding those having such interest solely as security for the performance of any obligation in which event the equitable owner of such fee simple title shall be deemed to be the Owner thereof.

Section 2. “Lot” shall mean any parcel of land shown upon any recorded subdivision plat of the Entire Property, except dedicated public rights-of-way.

Section 3. “Committee” shall mean the Architectural and Development Control Committee as defined in Article III hereof.

Section 4. “Declarant” shall mean the City of Orem, Utah or its Successors and Assigns, if such successors and assigns are the owners of any portion of the Entire Property and/or are designated by the City of Orem, Utah to perform the obligations of Declarant hereunder.

Section 5. “Building” shall mean and include, but not be limited to, the main portion of a structure built for permanent use and all projections or extensions thereof, including but not limited to garages, outside storage structures and areas, outside platforms, canopies, enclosed malls and porches.

Section 6. “Improvements” shall mean and include, but not be limited to, buildings, driveways, exterior lighting, fences, landscaping, lawns, loading areas, parking areas, retaining walls, roads, screening walls, signs, utilities, walkways, and berms, which are located on a Lot.

E. 1 Appendix E TIMPANOGOS RESEARCH AND TECHNOLOGY PARK City of Orem DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

Section 7. “Landscaping” shall mean a space of ground covered with lawn, living ground cover, shrubbery, trees and similar vegetation which may be complimented with earth berms, masonry or similar materials, all harmoniously combined with other improvements.

Section 8. “Occupant” shall mean an entity, whether it be an individual, corporation, joint venture, partnership or association, which has purchased, leased, rented or otherwise legally acquired the right to occupy and use any building or Lot, whether or not such right is exercised.

Section 9. “Park” shall mean the Entire Property as from time to time developed and known as the “Timpanogos Research and Technology Park.” Section 10. “Land Areas” shall mean the entire parcel referred to except dedicated public rights-of-way.

Section 11. “Set Back” shall mean the distance from the property line of the Lot to the Improvement that is subject to the Set Back requirement is provided for in this Declaration.

ARTICLE II

USES

Section I. Entire Property: Each Lot shall be developed pursuant to a conditional use permit issued by the City. No portion of the Entire Property may be occupied by any use which is in violation of applicable ordinances, laws, and regulations of any governmental entity having jurisdiction over the use of any portion of the Entire Property.

Section 2. Partial Prohibition: No portion of the Entire Property shall be used for activities other than those related to, compatible with, or in support of scientific, technological or innovative research and development, both basic and applied, and those uses which will allow the Timpanogos Research and Technology Park to be self-sufficient and self-contained. Research and production operations may be permitted wherein: (I) because of the nature of the technology involved in such production (such as the production of integrated circuits and solid state products), the research and production facilities on said land are mutually dependent, or (2) the production operations are: (i) developmental in nature, and (ii) are substantially dependent on frequent and close collaboration with research personnel working in these facilities. However, support services directly related to and in support of the ongoing purposes and nature of the Park or for the establishment of a public park and/or recreational facilities for the use and enjoyment of Park tenants and others may be permitted. All support services shall be located within the main buildings. The type and location of all uses shall be approved by the Orem City Council.

Section 3. Performance Standards: No Lot or Improvement shall be used for any activity which does not comply with federal, state, and local laws and regulations regarding noise, odor, air quality, water quality, waste water discharge, electrical interference, and hazardous materials.

Section 4. Hours of Use: The Declarant may determine hours of use of each business as a requirement of the Conditional Use Permit.

ARTICLE III

ARCHITECTURAL AND DEVELOPMENT CONTROLS

Section 1. Architectural and Development Control Committee: The Orem City Council shall appoint a five (5) member Architectural and Development Control Committee, herein referred to as the “Committee”, the function of which shall be to insure that all improvements on the Entire Property harmonize with existing surroundings and structures and meet the restrictions and requirements described in this Declaration or as contained in any Development Guidelines established by the Declarant.

E . 2 City of Orem TIMPANOGOS RESEARCH AND TECHNOLOGY PARK Appendix E DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

Section 2. Submission to Committee: No Improvement shall be constructed and no significant alteration of any Improvement situated on a Lot shall be performed, unless complete plans and specifications therefore have first been submitted to and approved in writing by the Committee, which approval shall not be unreasonably refused.

Section 3. Approval Procedure: Any plans and specifications submitted to the Committee shall be approved or disapproved by it in writing within thirty (30) days after submission. In the event the Committee fails to take any action within such period, it shall be deemed to have approved the material submitted; provided, however, that with respect to any such material which constitutes a variation or waiver of any of the requirements in this Declaration stated, such variation or waiver shall be deemed to have been refused. Approval by the Committee shall be in addition to, and shall not supercede compliance with all City requirements involving, but not limited to, the conditional use permit controlling the development of the lot.

Section 4. Standards: In deciding whether to approve or disapprove plans and specifications submitted to it, the Committee shall use its best judgment to insure that all improvements, construction, landscaping, and alterations on Lots within the Entire Property conform to and harmonize with the requirements and restrictions of this Declaration.

Section 5. Development Guidelines:

A.	The Declarant shall adopt such Development Guidelines as it deems necessary to inform owners and interested parties of the standards which will be applied in approving or disapproving proposed construction.

B.	Such guidelines may amplify but may not be less restrictive than the regulations and restrictions stated in this Declaration and shall be binding upon all Owners of Lots within the Entire Property provided, however, that such Owners may modify such guidelines as set forth in Article V Section 4 of this Declaration.

C.	Such guidelines shall specifically state the rules and regulations of the Declarant with respect to the submission of plans and specifications for approval , time or times within which such plans and specifications must be submitted, and state such other rules, regulations, and policies which the Committee will consider in approving or disapproving proposed construction of or alteration to Improvements.

Section 6. Basis for Approval: Review and approval by the Committee must be based upon the standards set forth in this Declaration and in the Development Guidelines. The Committee shall consider not only the quality of the specific proposal but also its effect and impact upon neighboring Lots, the Entire Property, and the surrounding residential neighborhoods.

Section 7. No liability for damages: The Committee shall not be liable for damages by reason of any action, inaction, approval, or disapproval by it with respect to any requirement made pursuant to this Article.

Section 8. Declarant’s Obligation: Declarant hereby covenants in favor of each Owner that all Improvements erected by it shall be architecturally compatible with respect to one another, with this Declaration, and with the Development Guidelines.

ARTICLE IV

IMPROVEMENTS

Improvements on Lots shall be constructed strictly in accordance with the following restrictions and requirements:

E. 3 Appendix E TIMPANOGOS RESEARCH AND TECHNOLOGY PARK City of Orem DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

Section 1. Construction of Improvements:

A.	Temporary Structures: No temporary building or other temporary structure shall be permitted on any Lot; provided, however, that trailers, temporary buildings and the like shall be permitted for construction purposes during the construction period of a permanent building. Such structures shall be placed as inconspicuously as practicable, shall cause no inconvenience to Owners or Occupants of other Lots, and shall be removed no later than the date of the issuance of an occupancy permit for the Building in connection with which the temporary structure was used.

B.	Construction Period: Construction of principal buildings shall be commenced within twelve (12) months of the date of closing of the purchase of the lot; provided, however, that the Declarant may grant a one (1) time written extension of up to one (1) year’s time period upon conditions it deems appropriate. In order to ensure that construction begins within the twelve (12) month period, the owner shall post a cash bond equal to ten percent (10%) of the purchase price of the Lot(s) purchased at the time the lot was purchased. In the event construction is not begun within the twelve (12) month period and no extension is granted, the Owner shall deed the property and all improvements thereon back to the Declarant, free of all title defects and encumbrances of any kind, the Declarant shall pay to the Owner a sum equal to the purchase price of the Lot, and the bond shall be forfeited to Declarant as liquidated damages. If construction is begun in a timely fashion, Declarant shall reimburse the amount of the bond plus interest accrued thereon to the owner upon issuance of the final occupancy permit by the City.

Section 2. Location of Buildings:

A.	Setbacks: Buildings on all Lots shall be set back a minimum of fifty (50) feet from any dedicated street and twenty (20) feet from any other property line.

B.	Land Coverage: The size of any Lot shall be limited to a minimum of three (3) acres and a maximum of twenty-five (25) acres. All building and parking areas on any Lot shall not occupy more than sixty (60) percent of the total area of said Lot. The remaining portion of the Lot, not to be less than forty (40) percent, shall be landscaped.

Section 3. Building Standards: Buildings shall be constructed according to the following standards and guidelines:

A.	Materials: All structures must be finished on all sides with materials approved by the Committee. The following materials shall not be allowed for exterior finish: Metal clad, metal roofs, wooden and metal materials other than accent trim, concrete block and plaster. Acceptable finishing materials include brick, glass, and select forms of aggregate.

B.	Colors: All buildings shall be finished in colors which will blend with the environment.

C.	Height: Building height is restricted to a maximum of thirty-six (36) feet exclusive of roof mounted mechanical equipment.

D.	Outside Storage: All storage and storage activities outside of the main buildings, except loading and unloading, shall be conducted within a building or enclosure constructed with the same exterior finish as the main building. The design of all storage buildings and enclosures shall be approved by the Committee.

Section 4. Parking Areas: Parking Areas shall be constructed and maintained by the Owner as follows:

A.	Parking Surfaces: All parking spaces, parking areas and driveways must be constructed in accordance with standards established by the City.

E. 4 City of Orem TIMPANOGOS RESEARCH AND TECHNOLOGY PARK Appendix E DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

B.	Parking Setbacks: All parking areas shall be set back a minimum of fifty (50) feet from all dedicated public streets. Where possible, all parking areas shall be located to the rear of the building(s).

C.	Parking Requirements: Parking on public streets within the Park is prohibited. There shall be sufficient land allocated by the Owner to provide one space per 300 square feet of gross floor area. The minimum parking requirements may be modified by the Declarant in its judgment and discretion.

D.	Screening of Parking Areas: All parking areas shall be substantially screened from streets and adjoining Lots by appropriate landscaping.

Section 5. Site Landscaping:

A.	Landscaping and lighting plans shall be submitted to the Declarant for approval as a part of the site plan.

B.	All site landscaping requirements shall be completed within ninety (90) days of completion of the building construction. However, this requirement may be varied by the Declarant.

Section 6. Signs shall be in conformance with standards and guidelines established by the City.

Section 7. Maintenance: Buildings, Landscaping, and other improvements shall be continuously maintained so as to preserve a well kept appearance. If the Committee is not satisfied with the level of maintenance on a Lot, it shall so notify the Owner in writing and the Owner shall have thirty (30) days thereafter in which to restore its Lot to a level of maintenance acceptable to the Committee. If in the Committee’s opinion, the Owner has failed to bring the Lot to any acceptable standard within such thirty (30) day period, the Committee may order the necessary work performed on the Lot at the Owner’s expense. Failure to properly maintain Improvements shall be adequate grounds for revocation of the Conditional Use Permit by the City.

Section 8. Utility Connections: All utility lines, connections and installations must be underground and rise within a building or fixture. Any external transformers, meters, or similar fixtures shall be installed below ground level or shall be located no more than three (3) feet from a building, must be installed no more than three (3) feet above ground level and must be screened.

Section 9. Mechanical Equipment: All mechanical equipment incidental to any building, including roof mounted mechanical equipment, shall be totally enclosed or screened so as to be an integral part of the architectural design of the building to which it is attached or related unless otherwise approved by the Committee and the Declarant.

ARTICLE V

GENERAL PROVISIONS

Section l. Enforcement: The Declarant, the Committee, or any Owner shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, covenants, and reservations of this Declaration. Failure of the Declarant, the Committee, or any Owner to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter.

Section 2. Severability: Invalidation of any one of these covenants or restrictions by judgement or court order shall in no way affect any other provisions which shall remain in full force and effect.

Section 3. Duration: The covenants and restrictions of this Declaration shall run with and bind the land for a term of twenty (20) years from the date this Declaration is recorded, after which time they shall be automatically extended for successive periods of ten (10) years, to a maximum of 99 years unless terminated at the end of any such period by vote of the Owners and Declarant as set forth in Section 4 of this Article.

E. 5 Appendix E TIMPANOGOS RESEARCH AND TECHNOLOGY PARK City of Orem DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

Section 4. Modification, Consents, Terminations and Amendments: Any modification of the Development Guidelines (as authorized to be established in Article III Section 5 hereof), termination of this Declaration (as set forth in Article V Section 3 hereof) or amendments of this Declaration shall take place only by the affirmative vote of two-thirds of all votes entitled to be voted. Each Owner, except Declarant, shall have one vote for each acre of land, or any fraction thereof owned by it. Declarant shall have votes equal to the total votes of all Owners other than Declarant or one vote per acre or any fraction thereof owned by it in the Entire Property, whichever is greater. Any modification of this Declaration must be recorded.

Section 5. No Severance of Right From Ownership of a Lot: No Owner of any Lot shall convey his interest under this Declaration.

Section 6. Interpretation: The captions which precede the Articles and Sections of this Declaration are for convenience only and shall in no way affect the manner in which any provision hereof is construed. Whenever the context so requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both genders. The provisions of any portion of this Declaration shall be liberally construed to effect all of its purposes. These Covenants, Conditions and Restrictions shall be construed in accordance with the laws of the State of Utah.

PASSED AND APPROVED this l0th day of April, 1984.

DeLance W. Squire

CITY OF OREM, by

DeLance W. Squire, Mayor

ATTEST:

Phillip Goodrich

Phillip C. Goodrich, City Recorder

STATE OF UTAH)

                    : ss.

COUNTY OF UTAH)

On the 14th day of March, 1985, personally appeared before me DeLance W. Squire, who, being by me duly sworn, did say that he is the Mayor of the City of Orem, a Utah municipal corporation, that the foregoing instrument was signed in behalf of said City of Orem by authority of its ordinances and State law and the said DeLance W. Squire acknowledged to me that said City of Orem executed the same.

Melody Downey

NOTARY PUBLIC

My Commission expires: July 27, 1986

Residing at: Orem, Utah

Timpanogos Research and Technology Park Boundary Description

Commencing at the Southeast Comer of Section 2, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence S 89N 54’ 39” W along the Section Line 1679.04 feet; thence N 0N 05’ 21” W 792.00 feet; thence S 89N 54’ 39” W 330.03 feet; thence N 0N 05’ W 1677.89 feet to the North Right-of-Way Line of the Murdock Canal; thence N 74N 34’ 30” E along said Right-of-Way Line 155.91 feet to a point of curvature of a 235.00 foot radius curve to the right; thence along said curve and said Right-of-Way Line 151.76 feet through a central angle of 37N 00’ 04”; thence N 0N 58’ 39” W 194.68 feet on the North Right-of-Way Line of 1600 North Street; thence along said Right- of-Way Line the next

E . 6 City of Orem TIMPANOGOS RESEARCH AND TECHNOLOGY PARK Appendix E

five courses: S 89N 37’ E 521.35 feet to a point of curvature of a 533.00 foot radius curve to the right; thence along said curve 191.79 feet through a central angle of 20N 37’; thence S 69N 00’ E 476.34 feet to a point of curvature of a 533.00 foot radius curve to the right; thence along said curve 158.14 feet through a central angle of 17N 00’; thence S 52N 00’ E 494.01 feet to the Section Line; thence S 1N 00’ 22” E along the Section Line 2103.89 feet to the Point of Beginning. Contains 109.7155 acres. Basis of Bearing is the Utah State Plane Coordinates System, Central Zone.

EXHIBIT I

PARKING

Provided Tenant is not in default hereunder, Tenant shall be permitted to use the parking area situated upon the Land for parking (i.e. ratio of 6 per each 1,000 rentable square feet of the Premises), on a free and unreserved basis subject to such terms, conditions and regulations as are from time to time applicable to patrons of said parking area. Notwithstanding the foregoing, Landlord reserves the right to designate, in its reasonable discretion, certain parking spaces as reserved spaces as Landlord so chooses. Tenant agrees that without written permission from Landlord, Tenant and Tenant’s agents and employees shall not park within the areas so designated by Landlord as reserved spaces (other than those spaces reserved for Tenant), or spaces for visitors, handicapped, security and service vehicles. Landlord shall not be liable or responsible for any loss of or to any car or vehicle or equipment or other property therein or damage to property or injuries (fatal or nonfatal) from any cause whatsoever while such car or vehicle is on the Land or parked within said parking areas. Landlord may make, modify, and enforce rules and regulations relating to the parking of vehicles and Tenant will abide by such rules and regulations provided same do not materially and adversely affect Tenants parking rights hereunder. Landlord shall have no liability to Tenant its employees, and visitors for any damage, lost injury, etc. to person or property by reason of Tenants use of the parking area.

Canyon Park Signage Standard

Exterior Building

2014

STANDARDS—

1.	Approval Process:

a.	All signage to be approved in writing by Canyon Park Management Company prior to installation; tenant to submit drawings and specs for written approval of design and signage, which approval shall not be unreasonably withheld, conditioned or delayed

2.	Code:

a.	All signage constructed within established municipal and state code.

b.	Backlit signs approved only with permit granted by the City of Orem

3.	Size:

a.	Maximum size: 32 square feet (preferred size: 4’ x 8’)

4.	Qualifications:

a.	Lease square footage equal to at least one (1) pod of the building

b.	Design, purchase and installation costs borne solely by tenant which shall include, in advance, costs to restore the building façade to previous condition, provided, however the costs of such signage (up to $15,000) may be paid from the Leasehold Improvement Allowance

c.	Client responsible for damages to the building caused by signage

5.	Placement on the building:

a.	On the brick façade closest to the main building entrances

b.	Location assigned by Canyon Park Management Company with consultation with the tenant

6.	Maintenance, repairs and changes:

a.	Tenant shall be responsible for all cost of repairs, cleaning, maintenance and upkeep.

b.	Any repairs and/or maintenance needed and reported by landlord must be completed with 10 days. If all repairs and maintenance is not completed within the 10 days, landlord shall have right to have the work completed and bill the tenant all costs.

c.	Tenant will not make any changes to the sign without the prior express written approval of the landlord.

7.	Installation:

a.	Canyon Park must be presented with copies of all municipal and county approved permits and supporting documents prior to installation.

b.	All installations must be scheduled through Canyon Park Management Company (De Von Tu’ua, Canyon Park Operations Manager at 801-404-5011 or in De Von’s absence; Allen Finlinson, Canyon Park VP/General Manager 801-404-5099) at least forty-eight hours prior to any installation work beginning. Any unscheduled installation will be stopped until it is properly scheduled through Mr. Tu’ua

c.	Canyon Park Management representative MUST be present at installation and PRIOR to any work being started.

d.	Installation must be completed in a timely manner and approved in writing by Canyon Park Operations Manager prior to any work being started.

EXHIBIT L

WORK LETTER

This work letter (this “Work Letter”) is attached to and made a part of the Lease Agreement by and between TCU CANYON PARK, LLC, a Utah limited liability company (“Landlord”), and VIVINT SOLAR, INC., a Delaware corporation (“Tenant”).

1.	All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord Work.” All Landlord’s Work will be completed using Canyon Park Technology Center Building Standard methods, materials, and finishes, unless otherwise requested by Tenant and approved in writing by Landlord. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. Tenant shall have the right to select and approve all subcontractors with Landlord’s approval, which approval will not be unreasonably withheld or delayed.

The Premises shall be demised and delivered to Tenant in full compliance with all federal, state and local laws and regulations. Landlord will control the Landlord Work and facilitate communications between Tenant and Landlord’s preferred providers as necessary. Tenant shall have reasonable access to the Premises while Landlord Work is being performed.

2.	Landlord and Tenant hereby acknowledge their consent to the conceptual space plans dated , 2014 and the Landlord Work outlined below (collectively, the “Conceptual Plans”).

(a) space planning, (b) mutually agreed upon demising and rebuilding construction based on the approved space plans, (c) new paint in the Premises, (d)                         , (e)                         , (f)                         , (g)                         , (h)                         , and (i)                         .

3.	Concurrently with the full execution of Lease by Landlord and Tenant, Tenant shall deliver to Landlord rough space plan designs, (ii) desired lobby layout, and (iii) activity/break room center (hereinafter referred to collectively as the “Working Drawings”). Landlord and Tenant shall consult with one another regarding the scope and content of the Working Drawings and shall provide any comments in writing within five (5) business days after their receipt thereof. Landlord and Tenant shall cooperate with one another in the review and approval of the Working Drawings and, in any event, shall not object to any item shown on the Working Drawings that is in substantial conformance with the Conceptual Plans. When the Working Drawings are approved by Tenant, they shall be acknowledged as such by Tenant and Landlord signing each sheet of the Working Drawings.

All Landlord Work shall be furnished and installed within the Premises substantially in accordance with the Working Drawings.

4.	Landlord shall be solely responsible for the preparation and submission of any final architectural, electrical and mechanical construction drawings, plans and specifications (called “Construction Drawings”) necessary to construct the Landlord Work, or to receive any required municipal permits.

5.	If Tenant shall request any change, addition or alteration in any of the Working Drawings after mutual execution, Tenant shall do so in writing. Within three (3) business days, Landlord shall notify Tenant in writing of (i) the estimated increased cost, if any, which will be chargeable to Tenant by reason of such change, and (ii) the estimated number of days of Delays in Construction per the Lease. Tenant, within two (2) business days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. Landlord and Tenant shall approve and execute all change orders in writing, prior to commencement of any such construction. The approved change order form is hereto attached as ATTACHMENT A. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration.

6.	Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner.

7.	Upon the date on which Landlord believes completion of the Landlord Work has been substantially completed in the Premises, Landlord shall notify Tenant (“Landlord’s Completion Notice”) and shall provide Tenant an opportunity to inspect the Landlord Work. Within five (5) business days following Tenant’s receipt of the Landlord’s Completion Notice, Tenant (or its representative) shall walk-through and inspect the Landlord Work and shall either approve the Landlord Work or advise Landlord in writing of any material defects, or items not completed in accordance with the Working Drawings and this Work Letter. Landlord shall promptly repair such defects or uncompleted items to satisfy the intent of the Working Drawings, but in all events such items shall be completed or repaired. Tenant’s approval of the Landlord Work, or Tenant’s failure to advise Landlord of any defects or uncompleted items in the Landlord Work, shall not relieve Landlord of responsibility for constructing and installing the Landlord Work in accordance with the Working Drawings, this Work Letter and all applicable laws. As soon as Tenant’s inspection has been completed and Tenant has agreed that the Landlord Work has been substantially completed, which approval shall not be unreasonably withheld, and the other conditions set forth in the Lease, Landlord shall deliver the Premises to Tenant. In the event that Tenant finds that the Landlord Work has not been substantially completed Tenant shall notify Landlord of this finding within two (2) business days after Tenant’s inspection. Neither party shall unreasonably withhold their agreement on the punch list items.

Furthermore, Tenant shall have a period of fifteen (15) business days following the applicable Commencement Date to conduct a walkthrough of the Premises with Landlord’s representative or Landlord’s contractor to establish a “Punch List” of items to be carried out by Landlord’s contractor within thirty (30) days. “Punch List Items” shall mean minor items of incomplete or defective work or materials in the improvements called for in the Working Drawings, which do not materially impair Tenant’s use of the Premises for the conduct of Tenant’s business therein. Landlord shall use diligent and reasonable efforts to cause the Landlord’s contractor to complete all Punch List Items within thirty (30) days after agreement thereon.

8.	Landlord shall deliver the Premises vacuumed, dusted, and professionally cleaned and free from all construction debris.

ATTACHMENT A

WORKING DRAWINGS

EXHIBIT K

Janitorial Services Specifications

		AREA / TASK	Frequency	Minimum Annual Freq
I. COMMON AREAS
A.	Building Entries, Lobbies, and Elevator Lobbies
	1.	Vacuum entry mats, vestibule matting and carpeted areas.	Daily	252
	2.	Dustmop or vacuum hard surface floors, including behind reception desks and under furniture.	Daily	252
	3.	Damp mop hard surface floors.	Daily	252
	4.	Empty waste receptacles; replace liners when wet, messy or torn.	Daily	252
	5.	Squeegee glass doors and sidelites.	Daily	252
	6.	Dust horizontal surfaces.	Daily	252
	7.	Spot clean doors, walls, woodwork and metal work.	Daily	252
	8.	Clean drinking fountains with germicidal detergent; polish dry; remove hard water deposits as needed.	Daily	252
	9.	Clean public telephones with germicidal detergent.	Daily	252
	10.	Clean and polish elevator doors, frames, and call buttons.	Daily	252
	11.	Remove small spots from carpet (hand spotting).	Daily	252
	12.	Vacuum all fabric office furniture, including chairs and sofas.	Daily	252
	13.	Sweep exterior entrances including under mats.	Daily	252
	14.	Remove trash and debris around entrances.	Daily	252
	15.	Clean building directories and interior building signage.	Weekly	52
	16.	Dust baseboards.	Weekly	52
	17.	Extract larger spots (requiring an extraction machine).	Weekly	52
	18.	Clean / wash lids to exterior waste receptacles at entrances	Weekly	52
	19.	Dust blinds.	Monthly	12
	20.	Dust high areas.	Monthly	12
	21.	Buff VCT floors.	Monthly	12
	22.	Machine scrub tile floors.	Quarterly	4
	23.	Scrub & recoat VCT floors.	Quarterly	4

B.	Elevators
	1.	Vacuum carpet wall to wall.	Daily	252
	2.	Remove small spots from carpet (hand spotting).	Daily	252
	3.	Remove debris from top of light lenses.	Daily	252
	4.	Spot clean panels and metal work.	Daily	252
	5.	Clean panels and metal work.	Weekly	52
	6.	Extract larger spots (requiring an extraction machine) from carpet.	Weekly	52
	7.	Clean and polish elevator doors, frames, and call buttons.	Weekly	52
	8.	Dust ceilings and vents.	Monthly	12
	9.	Vacuum door tracks.	Monthly	12

C.	Corridors and Hallways
	1.	Vacuum carpets wall to wall.	Daily	252
	2.	Remove small spots from carpet (hand spotting).	Daily	252
	3.	Empty waste receptacles, replace liners when wet, messy or torn.	Daily	252
	4.	Spot clean doors, walls, push and kick plates, light switches.	Daily	252
	5.	Clean drinking fountains with germicidal detergent; polish dry; remove hard water deposits as needed.	Daily	252
	6.	Spot clean non-perimeter office glass (glass doors and sidelites).	Daily	252
	7.	Dust horizontal surfaces.	Daily	252
	8.	Dustmop or vacuum hard surface floors.	Daily	252
	9.	Damp mop hard surface floors.	Daily	252
	10.	Vacuum all fabric office furniture, including chairs and sofas.	Daily	252
	11.	Extract larger spots (requiring an extraction machine).	Weekly	52
	12.	Dust high areas; clean tops of ducting and red iron where exposed	Monthly	12

D.	Stairwells
	1.	Police and remove all litter.	Daily	252
	2.	Spot mop spills.	Daily	252

1 of 4

EXHIBIT K

Janitorial Services Specifications

		AREA / TASK	Frequency	Minimum Annual Freq
	3.	Sweep or vacuum steps & landings.	Daily	252
	4.	Dust and clean hand rails.	Daily	252
	5.	Remove cobwebs and dust from horizontal surfaces and high areas.	Weekly	52
	6.	Dust walls, corners, ledges (remove cobwebs)	Weekly	52
	7.	Machine scrub tile landing and hand scrub tile steps	Semi-annual	2

E.	Restrooms & Shower Rooms
	1.	Empty waste receptacles; change liners; wipe containers and lids.	Daily	252
	2.	Empty sanitary napkin containers and replace liners.	Daily	252
	3.	Refill soap, towel, toilet tissue containers and seat cover dispensers; test soap dispensers to insure working operation.	Daily	252
	4.	Clean, sinks, toilets, urinals with germicidal detergent; polish surfaces dry; remove hard water deposits as needed.	Daily	252
	5.	Clean all hand-touch areas with germicidal detergent, including doors, frames light switches, kick and push plates, dispensers, handles, etc.	Daily	252
	6.	Polish metal dispensers and mirrors.	Daily	252
	7.	Dust tops of partitions and other horizontal surfaces.	Daily	252
	8.	Spot clean walls and partitions as needed.	Daily	252
	9.	Sweep or vacuum floors.	Daily	252
	10.	Damp mop floors with germicidal detergent. Pour used disinfectant in floor drains.	Daily	252
	11.	Plunge toilets as needed. Notify property management of plumbing problems.	Daily	252
	12.	Clean showers with germicidal detergent.	Daily	252
	13.	Dust and damp-wipe return air vents and fan housing.	Weekly	52
	14.	Remove hard water deposits from shower walls, fittings and floors.	Weekly	52
	15.	Machine scrub floors and base coving.	Monthly	12
	16.	Wash walls and partitions.	Monthly	12

F.	Floor Cleaning and Maintenance
	1.	Sweep and spot mop VCT, vinyl, stone, or concrete floors.	Daily	252
	2.	Burnish VCT and vinyl floors.	Monthly	52
	3.	Scrub & Recoat VCT and vinyl floors.	Semi Annual	2
	4.	Machine scrub ceramic tile and stone floors.	Semi Annual	2

G.	Mechanical Rooms
	1.	Empty trash and remove debris	Weekly	52
	2.	Sweep and Damp Mop the floor	Monthly	12
	3.	Treat drains	Monthly	12
	4.	Empty trash in mechanical, electrical, elevator equipment and telco rooms; sweep and spot mop as needed.	Monthly	12

H.	Window Cleaning
	1.	Squeegee lobby glass doors and sidelites.	Daily	252
	2.	Squeegee suite glass doors and sidelites.	Daily	252
	3.	Squeegee all other lobby glass.	Monthly	12
	4.	Squeegee ground-level exterior perimeter glass.	Monthly	12
	5.	Squeegee interior non-perimeter office glass.	Monthly	12
	6.	Squeegee exterior perimeter glass.	Quarterly	4
	7.	Squeegee interior perimeter glass.	Annual	1

I.	Trash Removal
	1.	Remove all trash and boxes marked “trash” or “basura” to dumpster.	Daily	252
	2.	Do not throw away boxes which are not labeled “trash” or “basura”.	Daily	252
	3.	Place protective covering underneath trash bags at collection points in the building to prevent spillage and stains	Daily	252

2 of 4

EXHIBIT K

Janitorial Services Specifications

AREA / TASK		Frequency	Minimum Annual Freq
J. Data Centers and Phone Rooms
1.	Empty trash and remove debris	Daily	252
2.	Vacuum / Dust mop raised flooring	Daily	252
3.	Sweep & damp mop raised flooring (low moisture)	Weekly	52
4.	Sweep and damp mop the floor (non-raised floors)	Weekly	52
5.	Dusting; including specific tenant requirements/instructions	Weekly	52
6.	Treat drains (if applicable)	Monthly	12
7.	Dust vents and grilles	Monthly	12
8.	Clean vents and grilles	Quarterly	4

II. TENANT AREAS
A. Office Areas
1.	Empty waste receptacles, replace liners when wet, messy or torn.	Daily	252
2.	Vacuum traffic areas and corridors wall to wall; spot vacuum offices & cubicles removing all visible soil.	Daily	252
3.	Remove small spots from carpet (hand spotting).	Daily	252
4.	Clean drinking fountains with germicidal detergent; polish dry; remove hard water deposits as needed.	Daily	252
5.	Dustmop or vacuum hard surface floors, including behind reception desks and under furniture.	Daily	252
6.	Damp mop hard surface floors.	Daily	252
7.	Dust horizontal surfaces.	Weekly	52
8.	Detail vacuum offices and cubicles including under desks and furniture, behind doors etc.	Weekly	52
9.	Spot clean doors, light switches, push and kick plates, walls.	Weekly	52
10.	Extract larger spots (requiring an extraction machine).	Weekly	52
11.	Dust baseboards.	Weekly	52
12.	Vacuum chairs and cushions, damp wipe the chair arms and bases	Weekly	52
13.	Dust blinds.	Monthly	12
14.	Buff VCT floors.	Monthly	12
15.	Dust high areas.	Monthly	12
16.	Machine scrub tile and stone floors.	Semi-Annual	2

B. Conference Rooms
1.	Empty all waste receptacles and replace liners when wet. messy or torn.	Daily	252
2.	Clean or polish conference room tables.	Daily	252
3.	Vacuum carpeted areas wall to wall, including under chairs & tables.	Daily	252
4.	Spot clean doors, light switches, push and kick plates, walls.	Daily	252
5.	Dust horizontal surfaces.	Daily	252
6.	Remove small spots from carpet (hand spotting).	Daily	252
7.	Clean white boards only upon request	Daily	252
8.	Extract larger spots (requiring an extraction machine).	Weekly	52
9.	Squeegee interior non-perimeter office glass.	Weekly	52
10.	Dust high areas.	Monthly	12
11.	Dust blinds.	Monthly	12
12.	Dust chair and tables legs, rungs, baseboards, ledges and moldings.	Monthly	12
13.	Vacuum all fabric office furniture, including chairs and sofas.	Monthly	12

C. Break Rooms
1.	Empty waste and change liners; wipe containers.	Daily	252
2.	Clean, sinks, faucets, cupboards, shelves, and counters with germicidal detergent; polish surfaces dry; remove hard water deposits from sink and faucet as needed.	Daily	252
3.	Wash table tops, damp wipe seats and backs of chairs, using germicidal detergent.	Daily	252
4.	Dustmop or vacuum floors.	Daily	252

3 of 4

EXHIBIT K

Janitorial Services Specifications

AREA / TASK		Frequency	Minimum Annual Freq
5.	Damp mop floors.	Daily	252
6.	Vacuum carpeted areas.	Daily	252
7.	Dust horizontal surfaces, including ledges, tops of refrigerators and vending machines.	Daily	252
8.	Spot clean outside of refrigerators.	Daily	252
9.	Refill soap and towel dispensers. Test soap dispensers to insure working operation.	Daily	252
10.	Spot clean with germidical detergent all hand-touch areas, including doors, frames, light switches, kick and push plates, dispensers, handles, etc.	Daily	252
11.	Wipe table bases.	Weekly	52
12.	Each Friday, remove and discard from all Park-owned refrigerators all food items and clean with germicidal detergent	Weekly	52
13.	Burnish VCT and vinyl floors.	Monthly	52
14.	Dust high areas including vents, air returns, shelves, ledges, moldings, pipes and outlets.	Monthly	12
15.	Dust blinds.	Monthly	12
16.	Scrub & Recoat VCT and vinyl floors.	Semi Annual	2
17.	Machine scrub ceramic tile and stone floors.	Semi Annual	2

III. OTHER
A. Day Porter
1.	One full-time day porter is included in base square foot cost. There will be a day porter in attendance from 8:00 a.m. to 5:00 p.m. each day to clean areas outlined. Day porter will be allowed up to an hour for lunch but is to remain on call during this time.	As Outlined

B. Uniform and Dress Guidelines
1.	Contractor employees will wear a professional looking uniform at all times. Supervisors are to be easily identified. Contractor employees are to be well groomed and are expected to present a professional image at all times.	As Outlined
2.	Contractor employees will wear a company badge or possess an approved Contractor’s ID at all times.	As Outlined

C. Schedule and Security Requirements
1.	Contractor shall provide cleaning services five days a week, Monday through Friday, excepting Holidays and approved exceptions.	As Outlined
2.	Cleaners shall at all times keep doors to offices closed and locked except as they are being cleaned. THIS IS ESSENTIAL!	As Outlined
3.	Cleaners are to notify Canyon Park Security personnel [801-434-7151] of any security breach (such as doors propped open, requests to gain entrance into a restricted space, etc.)	As Outlined
4.	Contractor shall maintain and store Canyon Park-issued keys and access cards (WSE 1050 and iClass Smart Card) in a secure location.	As Outlined
5.	Contractor is subject to a security audit of all keys and access cards.	Semi-Annually	2

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City of Orem	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	Appendix E

TIMPANOGOS RESEARCH AND TECHNOLOGY PARK

DECLARATION OF COVENANTS; CONDITIONS AND RESTRICTIONS

This Declaration is made this 10th day of April, 1984 by the City of Orem, Utah, a Utah municipal corporation, hereinafter referred to as “Declarant.”

WITNESSETH:

WHEREAS; Declarant is the owner of certain property in the City of Orem, County of Utah, State of Utah, known as the Timpanogos Research and Technology Park, which is more particularly described in “Exhibit A” attached hereto and by this reference incorporated herein, hereinafter referred to as the “Entire Property”; and

WHEREAS, Declarant desires to create on the Entire Property a research and technology park and desires to provide for the preservation of the values and amenities in said development. To this end, and for the benefit of the Entire Property and the Owners thereof, Declarant desires to subject the Entire Property to the covenants, conditions, restrictions, charges and liens hereinafter set forth; and

WHEREAS, Declarant desires to develop the Entire Property in individual units (hereinafter referred to as “Lots”), each of which shall be subject to this Declaration.

NOW, THEREFORE, Declarant hereby declares that the Entire Property described above shall be held, sold, conveyed, transferred, developed, leased, subleased, and occupied subject to the following covenants, conditions and restrictions which shall run with the Entire Property or any portion thereof and which are for the purpose of protecting the value and desirability of the Entire Property, and every portion thereof, and shall be binding upon all parties having any right, title, or interest in the Entire Property or any portion thereof, their heirs, successors and assigns, and shall inure to the benefit of each Owner thereof.

ARTICLE I

DEFINITIONS

Section 1. “Owner” shall mean the record owner, whether one or more persons or entities, fee simple title to any Lot which is part of the Entire Property (or in the event of a sale/leaseback transaction involving any Lot, the lessee or lessees thereunder) but excluding those having such interest solely as security for the performance of any obligation in which event the equitable owner of such fee simple title shall be deemed to be the Owner thereof.

Section 2. “Lot” shall mean any parcel of land shown upon any recorded subdivision plat of the Entire Property, except dedicated public rights-of-way.

Section 3. “Committee” shall mean the Architectural and Development Control Committee as defined in Article III hereof.

Section 4. “Declarant” shall mean the City of Orem, Utah or its Successors and Assigns, if such successors and assigns are the owners of any portion of the Entire Property and/or are designated by the City of Orem, Utah to perform the obligations of Declarant hereunder.

Section 5. “Building” shall mean and include, but not be limited to, the main portion of a structure built for permanent use and all projections or extensions thereof, including but not limited to garages, outside storage structures and areas, outside platforms, canopies, enclosed malls and porches.

Section 6. “Improvements” shall mean and include, but not be limited to, buildings, driveways, exterior lighting, fences, landscaping, lawns, loading areas, parking areas, retaining walls, roads, screening walls, signs, utilities, walkways, and berms, which are located on a Lot.

E . 1

Appendix E	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	City of Orem

Section 7. “Landscaping” shall mean a space of ground covered with lawn, living ground cover, shrubbery, trees and similar vegetation which may be complimented with earth berms, masonry or similar materials, all harmoniously combined with other improvements.

Section 8. “Occupant” shall mean an entity, whether it be an individual, corporation, joint venture, partnership or association, which has purchased, leased, rented or otherwise legally acquired the right to occupy and use any building or Lot, whether or not such right is exercised.

Section 9. “Park” shall mean the Entire Property as from time to time developed and known as the “Timpanogos Research and Technology Park.”

Section 10. “Land Areas” shall mean the entire parcel referred to except dedicated public rights-of-way.

Section 11. “Set Back” shall mean the distance from the property line of the Lot to the Improvement that is subject to the Set Back requirement is provided for in this Declaration.

ARTICLE II

USES

Section 1. Entire Property: Each Lot shall be developed pursuant to a conditional use permit issued by the City. No portion of the Entire Property may be occupied by any use which is in violation of applicable ordinances, laws, and regulations of any governmental entity having jurisdiction over the use of any portion of the Entire Property.

Section 2. Partial Prohibition: No portion of the Entire Property shall be used for activities other than those related to, compatible with, or in support of scientific, technological or innovative research and development, both basic and applied, and those uses which will allow the Timpanogos Research and Technology Park to be self-sufficient and self-contained. Research and production operations may be permitted wherein: (1) because of the nature of the technology involved in such production (such as the production of integrated circuits and solid state products), the research and production facilities on said land are mutually dependent, or (2) the production operations are: (i) developmental in nature, and (ii) are substantially dependent on frequent and close collaboration with research personnel working in these facilities. However, support services directly related to and in support of the ongoing purposes and nature of the Park or for the establishment of a public park and/or recreational facilities for the use and enjoyment of Park tenants and others may be permitted. All support services shall be located within the main buildings. The type and location of all uses shall be approved by the Orem City Council.

Section 3. Performance Standards: No Lot or Improvement shall be used for any activity which does not comply with federal, state, and local laws and regulations regarding noise, odor, air quality, water quality, waste water discharge, electrical interference, and hazardous materials.

Section 4. Hours of Use: The Declarant may determine hours of use of each business as a requirement of the Conditional Use Permit.

ARTICLE III

ARCHITECTURAL AND DEVELOPMENT CONTROLS

Section 1. Architectural and Development Control Committee: The Orem City Council shall appoint a five (5) member Architectural and Development Control Committee, herein referred to as the “Committee”, the function of which shall be to insure that all improvements on the Entire Property harmonize with existing surroundings and structures and meet the restrictions and requirements described in this Declaration or as contained in any Development Guidelines established by the Declarant.

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City of Orem	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	Appendix E

Section 2. Submission to Committee: No Improvement shall be constructed and no significant alteration of any Improvement situated on a Lot shall be performed, unless complete plans and specifications therefore have first been submitted to and approved in writing by the Committee, which approval shall not be unreasonably refused.

Section 3. Approval Procedure: Any plans and specifications submitted to the Committee shall be approved or disapproved by it in writing within thirty (30) days after submission. In the event the Committee fails to take any action within such period, it shall be deemed to have approved the material submitted; provided, however, that with respect to any such material which constitutes a variation or waiver of any of the requirements in this Declaration stated, such variation or waiver shall be deemed to have been refused. Approval by the Committee shall be in addition to, and shall not supercede compliance with all City requirements involving, but not limited to, the conditional use permit controlling the development of the lot.

Section 4. Standards: In deciding whether to approve or disapprove plans and specifications submitted to it, the Committee shall use its best judgment to insure that all improvements, construction, landscaping, and alterations on Lots within the Entire Property conform to and harmonize with the requirements and restrictions of this Declaration.

Section 5. Development Guidelines:

A.	The Declarant shall adopt such Development Guidelines as it deems necessary to inform owners and interested parties of the standards which will be applied in approving or disapproving proposed construction.

B.	Such guidelines may amplify but may not be less restrictive than the regulations and restrictions stated in this Declaration and shall be binding upon all Owners of Lots within the Entire Property provided, however, that such Owners may modify such guidelines as set forth in Article V Section 4 of this Declaration.

C.	Such guidelines shall specifically state the rules and regulations of the Declarant with respect to the submission of plans and specifications for approval, time or times within which such plans and specifications must be submitted, and state such other rules, regulations, and policies which the Committee will consider in approving or disapproving proposed construction of or alteration to Improvements.

Section 6. Basis for Approval: Review and approval by the Committee must be based upon the standards set forth in this Declaration and in the Development Guidelines. The Committee shall consider not only the quality of the specific proposal but also its effect and impact upon neighboring Lots, the Entire Property, and the surrounding residential neighborhoods.

Section 7. No liability for damages: The Committee shall not be liable for damages by reason of any action, inaction, approval, or disapproval by it with respect to any requirement made pursuant to this Article.

Section 8. Declarant’s Obligation: Declarant hereby covenants in favor of each Owner that all Improvements erected by it shall be architecturally compatible with respect to one another, with this Declaration, and with the Development Guidelines.

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Appendix E	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	City of Orem

ARTICLE IV

IMPROVEMENTS

Improvements on Lots shall be constructed strictly in accordance with the following restrictions and requirements:

Section 1. Construction of Improvements:

A.	Temporary Structures: No temporary building or other temporary structure shall be permitted on any Lot; provided, however, that trailers, temporary buildings and the like shall be permitted for construction purposes during the construction period of a permanent building. Such structures shall be placed as inconspicuously as practicable, shall cause no inconvenience to Owners or Occupants of other Lots, and shall be removed no later than the date of the issuance of an occupancy permit for the Building in connection with which the temporary structure was used.

B.	Construction Period: Construction of principal buildings shall be commenced within twelve (12) months of the date of closing of the purchase of the lot; provided, however, that the Declarant may grant a one (1) time written extension of up to one (1) year’s time period upon conditions it deems appropriate. In order to ensure that construction begins within the twelve (12) month period, the owner shall post a cash bond equal to ten percent (10%) of the purchase price of the Lot(s) purchased at the time the lot was purchased. In the event construction is not begun within the twelve (12) month period and no extension is granted, the Owner shall deed the property and all improvements thereon back to the Declarant, free of all title defects and encumbrances of any kind, the Declarant shall pay to the Owner a sum equal to the purchase price of the Lot, and the bond shall be forfeited to Declarant as liquidated damages. If construction is begun in a timely fashion, Declarant shall reimburse the amount of the bond plus interest accrued thereon to the owner upon issuance of the final occupancy permit by the City.

Section 2. Location of Buildings:

A.	Setbacks: Buildings on all Lots shall be set back a minimum of fifty (50) feet from any dedicated street and twenty (20) feet from any other property line.

B.	Land Coverage: The size of any Lot shall be limited to a minimum of three (3) acres and a maximum of twenty-five (25) acres. All building and parking areas on any Lot shall not occupy more than sixty (60) percent of the total area of said Lot. The remaining portion of the Lot, not to be less than forty (40) percent, shall be landscaped.

Section 3. Building Standards: Buildings shall be constructed according to the following standards and guidelines:

A.	Materials: All structures must be finished on all sides with materials approved by the Committee. The following materials shall not be allowed for exterior finish: Metal clad, metal roofs, wooden and metal materials other than accent trim, concrete block and plaster. Acceptable finishing materials include brick, glass, and select forms of aggregate.

B.	Colors: All buildings shall be finished in colors which will blend with the environment.

C.	Height: Building height is restricted to a maximum of thirty-six (36) feet exclusive of roof mounted mechanical equipment.

D.	Outside Storage: All storage and storage activities outside of the main buildings, except loading and unloading, shall be conducted within a building or enclosure constructed with the same exterior finish as the main building. The design of all storage buildings and enclosures shall be approved by the Committee.

Section 4. Parking Areas: Parking Areas shall be constructed and maintained by the Owner as follows:

A.	Parking Surfaces: All parking spaces, parking areas and driveways must be constructed in accordance with standards established by the City.

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City of Orem	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	Appendix E

B.	Parking Setbacks: All parking areas shall be set back a minimum of fifty (50) feet from all dedicated public streets. Where possible, all parking areas shall be located to the rear of the building(s).

C.	Parking Requirements: Parking on public streets within the Park is prohibited. There shall be sufficient land allocated by the Owner to provide one space per 300 square feet of gross floor area. The minimum parking requirements may be modified by the Declarant in its judgment and discretion.

D.	Screening of Parking Areas: All parking areas shall be substantially screened from streets and adjoining Lots by appropriate landscaping.

Section 5. Site Landscaping:

A.	Landscaping and lighting plans shall be submitted to the Declarant for approval as a part of the site plan.

B.	All site landscaping requirements shall be completed within ninety (90) days of completion of the building construction. However, this requirement may be varied by the Declarant.

Section 6. Signs shall be in conformance with standards and guidelines established by the City.

Section 7. Maintenance: Buildings, Landscaping, and other improvements shall be continuously maintained so as to preserve a well kept appearance. If the Committee is not satisfied with the level of maintenance on a Lot, it shall so notify the Owner in writing and the Owner shall have thirty (30) days thereafter in which to restore its Lot to a level of maintenance acceptable to the Committee. If in the Committee’s opinion, the Owner has failed to bring the Lot to any acceptable standard within such thirty (30) day period, the Committee may order the necessary work performed on the Lot at the Owner’s expense. Failure to properly maintain Improvements shall be adequate grounds for revocation of the Conditional Use Permit by the City.

Section 8. Utility Connections: All utility lines, connections and installations must be underground and rise within a building or fixture. Any external transformers, meters, or similar fixtures shall be installed below ground level or shall be located no more than three (3) feet from a building, must be installed no more than three (3) feet above ground level and must be screened.

Section 9. Mechanical Equipment: All mechanical equipment incidental to any building, including roof mounted mechanical equipment, shall be totally enclosed or screened so as to be an integral part of the architectural design of the building to which it is attached or related unless otherwise approved by the Committee and the Declarant.

ARTICLE V

GENERAL PROVISIONS

Section 1. Enforcement: The Declarant, the Committee, or any Owner shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, covenants, and reservations of this Declaration. Failure of the Declarant, the Committee, or any Owner to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter.

Section 2. Severability: Invalidation of any one of these covenants or restrictions by judgement or court order shall in no way affect any other provisions which shall remain in full force and effect.

Section 3. Duration: The covenants and restrictions of this Declaration shall run with and bind the land for a term of twenty (20) years from the date this Declaration is recorded, after which time they shall be automatically extended for successive periods of ten (10) years, to a maximum of 99 years unless terminated at the end of any such period by vote of the Owners and Declarant as set forth in Section 4 of this Article.

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Appendix E	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS	City of Orem

Section 4. Modification, Consents, Terminations and Amendments: Any modification of the Development Guidelines (as authorized to be established in Article III Section 5 hereof), termination of this Declaration (as set forth in Article V Section 3 hereof) or amendments of this Declaration shall take place only by the affirmative vote of two-thirds of all votes entitled to be voted. Each Owner, except Declarant, shall have one vote for each acre of land, or any fraction thereof owned by it. Declarant shall have votes equal to the total votes of all Owners other than Declarant or one vote per acre or any fraction thereof owned by it in the Entire Property, whichever is greater. Any modification of this Declaration must be recorded.

Section 5. No Severance of Right From Ownership of a Lot: No Owner of any Lot shall convey his interest under this Declaration.

Section 6. Interpretation: The captions which precede the Articles and Sections of this Declaration are for convenience only and shall in no way affect the manner in which any provision hereof is construed. Whenever the context so requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both genders. The provisions of any portion of this Declaration shall be liberally construed to effect all of its purposes. These Covenants, Conditions and Restrictions shall be construed in accordance with the laws of the State of Utah.

PASSED AND APPROVED this 10th day of April, 1984.

DeLance W. Squire

CITY OF OREM, by

DeLance W. Squire, Mayor

ATTEST:

Phillip Goodrich

Phillip C. Goodrich, City Recorder

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On the 14th day of March, 1985, personally appeared before me DeLance W. Squire, who, being by me duly sworn, did say that he is the Mayor of the City of Orem, a Utah municipal corporation, that the foregoing instrument was signed in behalf of said City of Orem by authority of its ordinances and State law and the said DeLance W. Squire acknowledged to me that said City of Orem executed the same.

Melody Downey

NOTARY PUBLIC

My Commission expires: July 27, 1986

Residing at: Orem, Utah

Timpanogos Research and Technology Park Boundary Description

Commencing at the Southeast Corner of Section 2, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence S 89N 54’ 39” W along the Section Line 1679.04 feet; thence N 0N 05’ 21” W 792.00 feet; thence S 89N 54’ 39” W 330.03 feet; thence N 0N 05’ W 1677.89 feet to the North Right-of-Way Line of the Murdock Canal; thence N 74N 34’ 30” E along said Right-of-Way Line 155.91 feet to a point of curvature of a 235.00 foot radius curve to the right; thence along said curve and said Right-of-Way Line 151.76 feet through a central angle of 37N 00’ 04”; thence N 0N 58’ 39” W 194.68 feet on the North Right-of-Way Line of 1600 North Street; thence along said Right-of-Way Line the next

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City of Orem	TIMPANOGOS RESEARCH AND TECHNOLOGY PARK	Appendix E

five courses: S 89N 37’ E 521.35 feet to a point of curvature of a 533.00 foot radius curve to the right; thence along said curve 191.79 feet through a central angle of 20N 37’; thence S 69N 00’ E 476.34 feet to a point of curvature of a 533.00 foot radius curve to the right; thence along said curve 158.14 feet through a central angle of 17N 00’; thence S 52N 00’ E 494.01 feet to the Section Line; thence S IN 00’ 22” E along the Section Line 2103.89 feet to the Point of Beginning.

Contains 109.7155 acres.

Basis of Bearing is the Utah State Plane Coordinates System, Central Zone.

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TIMPANOGOS RESEARCH & TECHNOLOGY PARK

1600 NORTH
CANAL RIGHT OF WAY
CANAL RIGHT OF WAY
NORTH
A
B
C
D
E
F
G
H
J
K
L
M
Q
S
W
800 EAST
1200 NORTH

Exhibit G Shared Park Facilities

1600 NORTH
Canyon Park
Technology Center
NORTH
C
B
A
TECHNOLOGY AVENUE
MURDOCK CANAL TRAIL
TECHNOLOGY WAY
D
E
F
West End Park
G
H
MURDOCK CANAL TRAIL
TECHNOLOGY AVENUE
S
L
NOT PART OF CPTC
CAFE FOOD COURT
M
J
K
TIMPANOGOS PARKWAY
NOT PART OF CPTC
NOT PART OF CPTC
800 EAST
650 EAST
W
Q
NOT PART OF CPTC
EXHIBIT A
1200 NORTH